Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CO-PROMOTION AGREEMENT

by and between

ZOGENIX, INC.

and

MALLINCKRODT LLC

Dated as of June 6, 2012

EXECUTION COPY

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CO-PROMOTION AGREEMENT

This Co-Promotion Agreement (this “Agreement”) is made as of June 6, 2012 (the “Effective Date”), by and between Zogenix, Inc., a Delaware corporation (“Zogenix”), and Mallinckrodt LLC, a Delaware limited liability company (“Mallinckrodt”). Each of Zogenix and Mallinckrodt is referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

WHEREAS, Zogenix desires to collaborate with Mallinckrodt in the co-promotion of the Product in the Territory (each as defined below), and Mallinckrodt desires to collaborate with Zogenix with respect to such co-promotion, all in accordance with the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

Section 1.1 “3PL” means a Third Party logistics provider.

Section 1.2 “Act” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 301, et. seq., as it may be amended or supplemented from time to time, and the rules, regulations and requirements promulgated or issued thereunder or in connection therewith.

Section 1.3 “Adverse Drug Experience” means any “adverse drug experience” as defined or contemplated by 21 C.F.R. 312.32 or 314.80, as may be amended from time to time, associated with the use of the Product.

Section 1.4 “Adverse Drug Experience Report” means any oral, written or electronic report of any Adverse Drug Experience transmitted to any Person.

Section 1.5 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

Section 1.6 “Agreement” has the meaning set forth in the preamble to this Agreement.

Section 1.7 “[***]”means [***]*** during the Term [***].

Section 1.8 “[***]” means the [***], and each successive [***] during the Term after the [***].

Section 1.9 “[***]” means each [***] during the Term [***].

Section 1.10 “Back Order Events” has the meaning set forth in Section 6.3(b).

Section 1.11 “Baseline Net Sales” means [***] of the Mallinckrodt Call List Dispensed Units for the [***] full months[***]. For clarity, the Baseline Net Sales shall remain fixed for the Term. For clarity, Baseline Net Sales shall be calculated [***] using the then-applicable Mallinckrodt Call List.

Section 1.12 “Business Day” shall mean a day other than a Saturday or Sunday on which banking institutions in New York are open for business.

Section 1.13 “cGMP” shall mean “current Good Manufacturing Practices” as such term is defined from time to time by the FDA or any other relevant Governmental Authority having jurisdiction over the manufacture or sale of the Product pursuant to applicable regulations, guidelines or otherwise.

Section 1.14 “Change of Control”, with respect to a Party, shall occur when:

(i) any person or “group” (as such terms are defined below in this Section 1.14) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other equity interests of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing [***] of the total voting power of all outstanding classes of Voting Stock of such Party;

(ii) such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction do not beneficially own, directly or indirectly, shares of Voting Stock of the surviving Person representing at least [***] of the total voting power of all outstanding classes of Voting Stock of the surviving Person;

(iii) such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s assets; or

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(iv) the holders of capital stock or equity of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of Change of Control, (A) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the United States Securities Exchange Act of 1934, (B) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the United States Securities Exchange Act of 1934, and (C) the term “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.” In no event shall the public spin-off of Mallinckrodt and its Affiliates from Covidien plc, as publicly announced by Covidien plc in December 2011, constitute a Change of Control of Mallinckrodt for any purpose hereof.

Section 1.15 “Claim” has the meaning set forth in Section 11.1(a).

Section 1.16 “Commercial Officers” means the commercial heads of the branded pharmaceutical businesses of Zogenix and Mallinckrodt (or their respective Affiliates), or the Chief Executive Officer of either Party, (or such other executive or senior officer of the Party or an Affiliate designated by the Chief Executive Officer of either Party) .

Section 1.17 “Committees” has the meaning set forth in Section 3.1.

Section 1.18 “Compliance Materials” has the meaning set forth in Section 5.3(b).

Section 1.19 “Compliance Records” has the meaning set forth in Section 7.3(a)(i).

Section 1.20 “Confidentiality Agreement” means that certain Confidentiality Agreement between Zogenix and Mallinckrodt [***].

Section 1.21 “Control” or “Controlled” means, with respect to patents, know-how, data, information or other intellectual property rights of any kind, the possession by a Person of the ability to grant a license or sublicense in and to such rights without violating the terms of any agreement or arrangement between such Person and any other Person.

Section 1.22 “Deductions” means, with respect to a [***], the following deductions paid, incurred or accrued, applied in a consistent manner and (as applicable) calculated in accordance with GAAP (consistently applied): [***].

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Section 1.23 “Demand Unit” means, with respect to a particular period, the number of Units of Product [***] as measured by the Third Party Audit, [***] (e.g., for patient assistance).

Section 1.24 “Detail” means an in-person, face-to-face sales presentation of the Product made by a Sales Representative to a Professional.

Section 1.25 “Direct Cost” means, as to a Party, that Party’s expenses [***].

Section 1.26 “Effective Date” has the meaning set forth in the preamble to this Agreement.

Section 1.27 “Enforcement Action” has the meaning set forth in Section 10.3(b).

Section 1.28 “Expense Records” has the meaning set forth in Section 7.3(a)(iv).

Section 1.29 “Expenses” [***].

Section 1.30 “FDA” means the United States Food and Drug Administration or any successor agency performing comparable functions in the Territory.

Section 1.31 “Force Majeure Event” has the meaning set forth in Section 15.8(a).

Section 1.32 “GAAP” means, as to any Party, generally accepted United States accounting principles as consistently applied by such Party.

Section 1.33 “Generic Drug Act” has the meaning set forth in Section 9.1(g).

Section 1.34 “Generic Product” means [***].

Section 1.35 “Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government, which has competent and binding authority to decide, mandate, regulate, enforce or otherwise control the activities of the Parties contemplated by this Agreement.

Section 1.36 “Health Care Provider” means any “health care provider,” as that term is used in the PhRMA Code.

Section 1.37 [***] for which the Mallinckrodt Sales Representative becomes eligible based on [***].

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Section 1.38 “Indemnified Party” has the meaning set forth in Section 11.1(a).

Section 1.39 “Indemnified Person” has the meaning set forth in Section 11.1(a).

Section 1.40 “Indemnifying Party” has the meaning set forth in Section 11.1(a).

Section 1.41 [***].

Section 1.42 “Initial Sales Force Training Program” has the meaning set forth in Section 4.4(d).

Section 1.43 “Initial Term” has the meaning set forth in Section 8.1.

Section 1.44 “JAMS” has the meaning set forth in Section 15.1.

Section 1.45 “JPT” has the meaning set forth in Section 3.1.

Section 1.46 “JSC” has the meaning set forth in Section 3.1.

Section 1.47 “Legal Requirements” means (i) the American Medical Association Guidelines on Gifts to Physicians from Industry, (ii) the PhRMA Code, (iii) the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, dated April, 2003, (iv) the Act, (v) the Generic Drug Act, (vi) the PDMA, (vii) the FDA’s applicable regulations and guidelines concerning the advertising of prescription drug products, and OPDP’s applicable promotional guidelines, and (viii) all federal, state and local laws, and the rules, regulations, guidances, guidelines and requirements of all Governmental Authorities in effect from time to time applicable to the manufacture, Promotion, distribution, warehousing, handling and sale of the Product (including Samples) in the Territory, including those governing price reporting, reimbursement, monetary disclosure, anti-kickback matters, false claims and equal employment and non-discrimination.

Section 1.48 “Loss” has the meaning set forth in Section 11.1(a).

Section 1.49 “Mallinckrodt” has the meaning set forth in the Preamble to this Agreement.

Section 1.50 “Mallinckrodt Call List” means the mutually agreed list of approximately [***] Professionals primarily practicing as general practice, family practice and internal medicine to be Detailed by the Mallinckrodt Sales Force. The

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Initial Mallinckrodt Call List has been prepared and exchanged by the Parties as of the Effective Date and is made binding hereunder; the Parties will work together in good faith to update such Initial Mallinckrodt Call List no later than [***] days after the Effective Date. For clarity, during the Term the Mallinckrodt Call List may exceed [***] Professionals pursuant to [***] or pursuant to the procedures set forth in Section 4.6.

Section 1.51 “Mallinckrodt Call List Dispensed Units” means, with respect to a particular [***], the number of [***] as measured by the Third Party Audit. For clarity, Units of Product [***], unless such Units (i) are [***], in which case [***], notwithstanding any other procedures set forth herein, including those set forth in Section 3.2(b).

Section 1.52 “Mallinckrodt Compliance Materials” has the meaning set forth in Section 5.3(a).

Section 1.53 “Mallinckrodt Minimum Sales Effort” has the meaning set forth in Section 4.1(a).

Section 1.54 “Mallinckrodt Net Sales” means, with respect to a particular [***], (a) the product of (i) the Mallinckrodt Call List Dispensed Units for such [***], minus (ii) the Baseline Net Sales multiplied by (b) the applicable Net Selling Price for that [***].

Section 1.55 “Mallinckrodt Promotional Effort” has the meaning set forth in Section 4.1(a).

Section 1.56 “Mallinckrodt Sales Force” means the field force of Sales Representatives employed or contracted by Mallinckrodt.

Section 1.57 “Mallinckrodt Trademarks” means those Trademarks owned or Controlled by Mallinckrodt or its Affiliates and identified in a Trademark Consent.

Section 1.58 “Minimum Net Sales Threshold” has the meaning set forth in Section 8.2(c)(ii).

Section 1.59 “NDA” means the “New Drug Application” (as such term is used under the Act) with respect to the Product with reference number 22-239 that was submitted by Zogenix to the FDA on December 28, 2007 and approved by the FDA on July 15, 2009, and all subsequent submissions, supplements and amendments thereto.

Section 1.60 “Net Sales” means, with respect to a particular [***], the gross invoiced sales of Product to a Third Party in the Territory for that [***], less the Deductions for that [***].

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Section 1.61 “Net Selling Price” means, with respect to a particular [***], the quotient of (i) the Net Sales for the [***], divided by (ii) the number of Territory Invoiced Units for such [***]; provided, however, that the Net Selling Price for the Initial [***] shall be [***]; provided further that the Net Selling Price shall be adjusted [***] for a subsequent [***] in the event that [***] applicable [***] as follows: (x) for a [***] taken during [***], the applicable Net Selling Price shall be adjusted [***], (y) for a [***] taken [***], the applicable Net Selling Price shall be adjusted [***], and (z) for a [***] taken [***], the applicable Net Selling Price shall be adjusted [***].

Section 1.62 “Net Sales and Financial Records” has the meaning set forth in Section 7.3(a)(vi).

Section 1.63 “OPDP” means the FDA’s Office of Prescription Drug Promotion (formerly the Division of Drug Marketing, Advertising and Communications or DDMAC), or any successor Governmental Authority performing comparable functions in the Territory.

Section 1.64 “Order” means any award, decision, injunction, judgment, decree, order, ruling, or verdict entered, issued, made or rendered by any Governmental Authority or by any arbitrator.

Section 1.65 “Paragraph IV Notice” has the meaning set forth in Section 10.3(a).

Section 1.66 “PDMA” means the Prescription Drug Marketing Act, as amended, and the rules and regulations promulgated thereunder.

Section 1.67 “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

Section 1.68 “PhRMA Code” means the PhRMA Code on Interactions with Healthcare Professionals (revised as of July 2008 and as it may be further revised or supplemented from time to time).

Section 1.69 “PIR” or “Product Information Request” has the meaning set forth in Section 4.8.

Section 1.70 “Prescriber Level Data” means [***] during a specified time period.

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Section 1.71 “Product” means Sumavel DosePro needle-free delivery system (sumatriptan injection 6mg/0.5mL), or such other formulations or dosage strengths of such product which Zogenix may introduce for commercial sale during the Term, [***].

Section 1.72 “Product Complaint” means any written, electronic or verbal communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness or performance of the Product after the Product is released for distribution.

Section 1.73 “Product Website” has the meaning set forth in Section 4.10.

Section 1.74 “Professional” means a physician or other health care practitioner who is permitted by law to prescribe the Product.

Section 1.75 “Promote,” “Promotional” and “Promotion”, and any variants of any of the foregoing, mean those activities to be undertaken by either Mallinckrodt or Zogenix, as applicable, to encourage sales or appropriate use of the Product, including Details, sampling, Detail aids, coupons, discount cards, journal advertising, direct mail programs, direct-to-consumer advertising, convention exhibits and other forms of marketing, advertising, public relations or promotional efforts.

Section 1.76 “Promotion Commencement Date” means [***].

Section 1.77 “Promotion Records” has the meaning set forth in Section 7.3(a)(ii).

Section 1.78 “Promotional Effort Reinstatement Date” has the meaning set forth in Section 4.1(g).

Section 1.79 “Promotional Materials” has the meaning set forth in Section 4.5(a).

Section 1.80 “Proprietary Information” means any proprietary and/or confidential information communicated by or on behalf of one Party (or any of its Affiliates) to the other Party (or any of its Affiliates) in connection with or relating to this Agreement (including discussions and negotiations relating hereto), whether communicated prior to, on or following the Effective Date, including the Technology and financial, marketing, business, technical and scientific information or data, information related to a Party’s compensation of its Sales Representatives, information contained within any Commercial Plan, and the information exchanged pursuant to this Agreement, whether communicated in writing, orally or electronically. For the avoidance of doubt, the commercial data and information

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generated by each Party in connection with its activities under this Agreement are the Proprietary Information of that Party, the terms of this Agreement are the Proprietary Information of both Parties, training materials provided by Zogenix to Mallinckrodt are the Proprietary Information of Zogenix and Compliance Materials of either Party are the Proprietary Information of that Party (in each case, subject to the exceptions set forth below in this Section 1.80). Proprietary Information shall not include information that the receiving Party can show through written documentation:

(a) at the time of disclosure, is publicly known,

(b) after the time of disclosure, becomes part of the public domain, except by breach of an agreement between the disclosing Party or any Affiliate thereof and the receiving Party or any Affiliate thereof,

(c) is or was in the possession of the receiving Party or any Affiliate thereof at the time of disclosure by the disclosing Party and was not acquired directly or indirectly from the disclosing Party or any Affiliate thereof or from any Third Party under an agreement of confidentiality to the disclosing Party or any Affiliate thereof, and

(d) is or was developed by the receiving Party or its Affiliates without use of or reference to the other Party’s Proprietary Information.

Section 1.81 “Regulatory Approval” means any and all consents or other authorizations or approvals required from a Governmental Authority to market and sell the Product in the Territory.

Section 1.82 “Safety Stock” means, with respect to each [***], a quantity of the Product equal to [***] in the [***]. For purposes of determining the amount of Safety Stock for an [***], Zogenix may include [***], in each case [***].

Section 1.83 “Sales Force” means the Mallinckrodt Sales Force or the Zogenix Sales Force, as the case may be.

Section 1.84 “Sales Representatives” means sales representatives employed by Mallinckrodt or Zogenix (as the case may be), or employed or contracted by a Third Party contracted by Mallinckrodt or Zogenix to provide sales representatives, to Detail the Product who have been trained and equipped to Detail the Product.

Section 1.85 “Sample Forecast” has the meaning set forth in Section 6.2(b).

Section 1.86 “Sample Order” means a written purchase order in a form reasonably acceptable to both Parties that sets forth, with respect to the period covered thereby, (i) the quantities of Samples to be delivered by Zogenix to Mallinckrodt and (ii) the required delivery dates therefor.

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Section 1.87 “Samples” has the meaning set forth in Section 6.5(a).

Section 1.88 “Serious Adverse Drug Experience” means any “serious adverse drug experience” as defined or contemplated by 21 C.F.R. 312.32 or 314.80, as it may be amended or supplemented from time to time, associated with use of the Product.

Section 1.89 “Serious Adverse Drug Experience Report” means any Adverse Drug Experience Report that involves a Serious Adverse Drug Experience.

Section 1.90 “Service Fee” has the meaning set forth in Section 7.1(a).

Section 1.91 “Speaker Events” means peer-to-peer informational programs in which a contracted healthcare professional presents Product-related medical or scientific information to a group of other Professionals.

Section 1.92 “Tail Payment” has the meaning set forth in Section 7.2.

Section 1.93 “Tail Period” has the meaning set forth in Section 7.2.

Section 1.94 “Technology” means all pharmacological, toxicological, preclinical, clinical, technical or other similar information, data and analysis and know-how relating to the Product or the manufacture thereof, and all proprietary rights relating thereto owned or otherwise Controlled by Zogenix or its Affiliates; provided that, for clarity, commercial data and information generated by or for Mallinckrodt hereunder shall not constitute Technology.

Section 1.95 “Term” means the Initial Term and any automatic extension period as provided in Section 8.1.

Section 1.96 “Territory” means the United States, excluding Puerto Rico and the other territories and possessions of the United States.

Section 1.97 “Territory Invoiced Units” means, with respect to a particular [***], the number of [***].

Section 1.98 “Third Party” means any Person other than Mallinckrodt or Zogenix or their respective Affiliates.

Section 1.99 “Third Party Audit” means the Third Party audit known currently as [***] (or such other Third Party data source as the Parties may agree upon from time to time). [***].

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Section 1.100 “Timely Supply” means (i) with respect to [***], the delivery by Zogenix of such [***] by [***] and (ii) with respect to [***], the [***] of such [***].

Section 1.101 “Trade Demand” means, with respect to any period, the aggregate number of [***] during such period by [***].

Section 1.102 “Trademark” means, as to any Party, any trademark, trade dress, service mark, trade name, brand name, corporate name, logo, business symbol, or any other source identifying word, slogan, symbol or design, or any combination thereof, whether registered or unregistered, or any registration and application therefor or any renewal of such registration.

Section 1.103 “Trademark Consent” has the meaning set forth in Section 4.9(b).

Section 1.104 “Training Records” has the meaning set forth in Section 7.3(a)(iii).

Section 1.105 “Unit” means a single dose of Product.

Section 1.106 “United States Bankruptcy Code” means the U.S. Bankruptcy Code, 11 U.S.C. §§ 101, et seq.

Section 1.107 “Vacancy” means, with respect to a Sales Force, a vacancy in the position of a Sales Representative included or contemplated to be included in the Sales Force or other sustained unavailability of such a Sales Representative to Detail the Product for any particular period of time.

Section 1.108 “Volume Records” has the meaning set forth in Section 7.3(a)(v).

Section 1.109 “[***]” means the [***].

Section 1.110 “Zogenix” has the meaning set forth in the preamble to this Agreement.

Section 1.111 “Zogenix Call List” means the list of Professionals Detailed by the Zogenix Sales Force for any specific period of time.

Section 1.112 “Zogenix Compliance Materials” has the meaning set forth in Section 5.3(b).

Section 1.113 “Zogenix Sales Force” means the field force of Sales Representatives employed or contracted by Zogenix.

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Section 1.114 “Zogenix Supply Failure” shall be deemed to have occurred if, in any [***], Zogenix fails to meet, in (i) at [***] or (ii) any [***],[***] of the actual [***] for the Product.

Section 1.115 “Zogenix Trademarks” means the Trademarks consisting of (i) Sumavel®, (ii) DosePro®, (iii) Zogenix® and (iv) such other Trademarks owned or Controlled by Zogenix that are used in any manner in connection with the Product, and, in each case, all related domain names and other trademark related rights.

ARTICLE II

GRANT

Section 2.1 Grant of Promotion Rights

During the Term, subject to and in accordance with the terms and conditions of this Agreement, Zogenix hereby grants to Mallinckrodt and Mallinckrodt hereby accepts a co-exclusive (with Zogenix) right to Promote the Product to Professionals on the Mallinckrodt Call List under the Zogenix Trademarks in the Territory.

Section 2.2 Performance Through Affiliates and Subcontracting

No Party may assign, subcontract, or otherwise transfer or delegate any of its rights or obligations under this Agreement without the express written permission of the other Party, which consent may be withheld by the other Party in its sole discretion, except that: (i) either Party may transfer, assign, or delegate such rights or obligations pursuant to Section 15.10 and (ii) without the other Party’s consent, (A) either Party may perform any or all of its obligations and exercise any or all of its rights and licenses under this Agreement through any of its Affiliates; provided, however, that such Party shall remain responsible for the performance of its obligations under this Agreement, (B) subject to Sections 4.1(c) and 4.1(d), either Party may subcontract with one or more Third Parties to provide Sales Representatives to Detail the Product and (C) Zogenix may subcontract or sublicense to one or more Third Parties its right and obligation to manufacture the Product hereunder.

Section 2.3 Retention of Rights

Zogenix retains and shall retain all proprietary and property interests in the Product until the point of sale or, in the case of Samples, until delivered to Mallinckrodt as contemplated by Section 6.5. Mallinckrodt shall not have nor represent that it has any control or proprietary interest or property interests in the Product, except for the rights and licenses granted hereunder. Except as expressly set forth herein, nothing contained herein shall be deemed to grant Mallinckrodt a license or other right or interest in any patent, Trademark or other similar property of Zogenix or its Affiliates. Except as expressly set forth herein, nothing contained herein shall be deemed to grant Zogenix a license or other right or interest in any patent, Trademark or other similar property of Mallinckrodt or its Affiliates.

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ARTICLE III

COORDINATION OF ACTIVITIES

Section 3.1 Establishment of Committees

Within [***] days after the Effective Date, the Parties agree to establish, in each case for the purposes specified herein, (i) a Joint Steering Committee (the “JSC”) and (ii) a Joint Product Team (“JPT”, and collectively with the JSC, the “Committees”)). The Parties acknowledge and agree that none of the Committees has the power to amend, modify or waive any of the terms or conditions of this Agreement.

Section 3.2 Joint Steering Committee

(a) The JSC shall be established by the Parties and shall be made up of an equal number of representatives from each Party. Initially, the JSC shall have [***] members, [***] of whom shall be appointed by Zogenix in its sole discretion, and [***] of whom shall be appointed by Mallinckrodt in its sole discretion.

(b) The JSC shall have the following responsibilities: (i) reviewing and discussing commercial strategy for the Product in the Territory, (ii) if Zogenix determines to submit any such changes to the JSC for its approval, (A) reviewing and approving (or not) any changes to [***] to take effect during the Term, (B) reviewing and approving (or not) material changes to [***], and (C) [***], (iii) reviewing and discussing [***] to the extent such revisions would materially [***] otherwise materially [***], (iv) reviewing and approving changes to the Professionals listed on the Mallinckrodt Call List, as necessary, (v) overseeing the work of the JPT, receiving and reviewing reports and other information submitted by the JPT and resolving all disputes referred to it by the JPT, [***] and (vii) making such other decisions as may be delegated to the JSC pursuant to this Agreement or by written agreement of the Parties from time to time.

(c) Notwithstanding the foregoing, (i) the JSC has no authority to make decisions with respect to matters that relate to the development of or Regulatory Approval for the Product, (ii) the JSC has no authority to require a Party to engage in Promotion activities beyond those obligations set forth in Article IV, and (iii) the JSC has no authority to amend or supplement this Agreement in any way or to permit or deny the right to any Party to take any action permitted hereunder except as expressly set forth in the preceding provisions of this Section 3.2.

Section 3.3 Joint Product Team

The JPT shall be established by the Parties and shall be made up of an equal number of representatives of each Party. Initially, the JPT shall have [***] members, [***] of whom shall be appointed by Zogenix in its sole discretion, and [***] of whom shall be appointed by Mallinckrodt in its sole discretion. The JPT shall have the following responsibilities: (i)

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facilitating collaboration between the Parties on all Product sales and marketing strategies and programs in the Territory, including matters relating to managed care and trade, (ii) proposing changes to the Professionals listed on the Mallinckrodt Call List to the JSC, as necessary, and (iii) making such other decisions as may be delegated to the JPT pursuant to this Agreement or by written agreement of the Parties from time to time.

Section 3.4 Other Terms Applicable to Committees

(a) Subject to Section 3.5, decisions of each Committee shall be made by agreement between the representatives of Mallinckrodt, and the representatives of Zogenix, with each Party having one (1) vote. For the avoidance of doubt, each Party shall have an equal voice in decision-making, regardless of the number of representatives of that Party present or voting. No decision of a Committee shall be valid unless each Party is represented by at least [***] members at the meeting at which the decision is made. The Parties shall cause their respective representatives on each Committee to use their good faith efforts to resolve all matters appropriately presented to them in an expeditious manner.

(b) A Party may change any of its representatives at any time by giving written notice to the other Party. The total number of members on a Committee may be changed by agreement of the Parties from time to time, provided that each Party has the right, in its sole discretion, to appoint an equal number of members to the Committee. The members appointed to the Committee by each Party shall be employees of such Party and shall have the requisite experience and seniority to make decisions on behalf of such Party with respect to issues falling within the jurisdiction of the Committee; provided that either Party may appoint non-employee legal representatives or consultants to serve as members of the JPT (but not the JSC) with the prior written consent of the other Party, such consent not to be unreasonably withheld.

(c) The chair of each Committee will be an employee of Zogenix. The chair of a Committee shall have the authority and responsibility to call meetings of the Committee, to propose agendas for (and any other member of the Committee may add items to such agendas) and preside over such meetings, and to appoint a secretary to record minutes for such meetings. The chair shall have no tie-breaking vote, or (except as set forth in the immediately preceding sentence) any other authority or power beyond those of the other members of the Committee.

(d) Meetings of any Committee may be called by the chair of the Committee from time to time and, upon no less than [***] days’ notice, shall otherwise be called when requested by a Party; provided, however, that (i) the JSC shall meet at least [***], and no less than [***] thereafter, and otherwise as required to resolve disputes and (ii) the JPT shall meet at least [***] and at least [***]. Meetings may be held in person or by video or telephone conference. Unless otherwise agreed, the location of in-person meetings shall alternate between the corporate offices of the Parties. The format of the meetings and all other procedural matters shall be decided by the Committee. Minutes of a Committee meeting shall be circulated to the

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Parties by the secretary promptly following the meeting for review and comment. Each Party shall bear its own travel and related costs incurred in connection with participation in the Committees.

(e) Communications among members of a Committee in connection with the conduct of the day-to-day business of the Committee shall not be subject to the notice provisions set forth in Section 13.1, but shall be governed by the communications protocol agreed upon unanimously by the members of the Committee; provided, however, that any notice relating to disputes with respect to matters arising under the jurisdiction of the Committee (or otherwise) shall be provided pursuant to Section 13.1.

Section 3.5 Disputes

The Parties shall cause their respective representatives on a Committee to use their reasonable efforts to resolve all matters presented to them as expeditiously as possible. In the event that the JPT is unable to make a decision due to a lack of required unanimity, either Party may submit the dispute to the JSC, specifying the nature of the dispute with sufficient detail to permit adequate consideration. In the event that the JSC is unable to resolve a dispute or make a decision due to a lack of required unanimity within [***] following consideration of the dispute or the decision by the JSC, then either Party may submit the matter to the Commercial Officers for a joint decision. The Commercial Officers shall diligently and in good faith attempt to resolve the referred dispute expeditiously and, in any event, within [***] of receiving such written notification, or within such other time as mutually agreed upon in writing between such officers (and if the officers resolve the dispute, such resolution shall be deemed to be a decision of the JSC). In the event that the Commercial Officers are unable to reach a resolution of the dispute within such time period, then:

(i) if the dispute concerns any update or amendment to the Mallinckrodt Call List, the dispute shall be resolved pursuant to Section 4.6,

(ii) if the dispute concerns (i) the [***], (ii) the [***] or (iii) material changes to [***], the matter shall be determined by Zogenix after considering in good faith Mallinckrodt’s comments and positions with respect to the issue(s), and

(iii) all other unresolved disputes shall be resolved pursuant to Section 15.1 below.

For clarity, any dispute with respect to whether a Party has breached its obligations under this Agreement is not subject to the escalation procedures set forth in this Section 3.5, but either Party may refer such a dispute for resolution pursuant to Section 15.1.

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ARTICLE IV

PRODUCT PROMOTION

Section 4.1 Product Detailing by Mallinckrodt

(a) Subject to applicable Legal Requirements as well as the provisions of this Agreement, Mallinckrodt shall, from and after the Promotion Commencement Date and during the Term, use commercially reasonable efforts to Detail the Product to Professionals on the Mallinckrodt Call List (the “Mallinckrodt Promotional Effort”), provided, however, that (i) Mallinckrodt’s commercially reasonable efforts shall be deemed to be satisfied if Mallinckrodt materially complies with its obligations under Sections 4.1(b), 4.1(c), 4.1(d), 4.1(e) and 4.1(f) (such obligations, the “Mallinckrodt Minimum Sales Effort”), and (ii) in the event that, [***]. Mallinckrodt shall cause the Mallinckrodt Sales Force and Mallinckrodt employees and agents acting on Mallinckrodt’s behalf to comply with this Agreement and all applicable Legal Requirements in connection with the Detailing of the Product. Mallinckrodt will be accountable for the acts and omissions of the Mallinckrodt Sales Force and its employees and agents to the extent such acts or omissions fail to comply with Mallinckrodt’s obligations under this Agreement.

(b) Mallinckrodt shall commence Detailing the Product in accordance with this Agreement [***].

(c) From the Promotion Commencement Date until [***], Mallinckrodt shall Detail the Product to Professionals on the Mallinckrodt Call List [***].

(d) [***].

(e) During the first [***] following the Promotion Commencement Date, Mallinckrodt shall [***] related to the [***].

(f) Beginning with the [***] following the Promotion Commencement Date, Mallinckrodt shall purchase and use commercially reasonable amounts of Promotional Materials and Samples to support its obligations under this Agreement. [***] related to [***] related to an [***] be [***] for the [***].

(g) Notwithstanding anything contained in this Section 4.1, Mallinckrodt shall have the right to [***], (ii) in the event that Zogenix fails to maintain the continued effectiveness of the Regulatory Approval (the continued effectiveness of which shall be deemed not to have been maintained if the FDA or any other Governmental Authority suspends the manufacturing, use, marketing, sale or promotion of the Product), (iii) in the event of a large-scale recall, market withdrawal, or similar corrective action with respect to the Product, or (iv) in the event that Zogenix or any of its Affiliates or, to Zogenix’s knowledge, any Person under its or their direction or control, is debarred by the FDA under the Generic Drug Act. Once [***], Mallinckrodt’s obligations under this Section 4.1 shall be [***] if and [***] on

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which (x) Zogenix is in compliance with the requirements of each of clauses (ii) through (iv), and (y) Zogenix has reasonably satisfied Mallinckrodt that Zogenix can continue to satisfy such requirements on a going-forward basis (such date, the “[***]”), at which point Mallinckrodt shall use commercially reasonable efforts, taking account of the time reasonably required to rededicate the required level of Mallinckrodt Promotional Effort (as defined in Section 4.1(a)) and other relevant circumstances related to the cause and effects of the [***], to [***] with the applicable requirements of this Section 4.1. For the avoidance of doubt, the [***] Mallinckrodt from [***] pursuant to this paragraph shall be in addition to all other rights and remedies available to Mallinckrodt hereunder, at law or in equity or otherwise, with respect to the event(s) triggering such release.

Section 4.2 Product Detailing by Zogenix

Subject to applicable Legal Requirements as well as the provisions of this Agreement, Zogenix shall, from and after the Promotion Commencement Date and during the Term use commercially reasonable efforts to Detail the Product within the Territory in accordance with the Commercial Plan. For clarity, Zogenix shall also have the right, but not the obligation, to Detail the Product to Professionals on the Mallinckrodt Call List; provided that [***], regardless of any such Zogenix Promotional activity. Zogenix shall cause the Zogenix Sales Force and Zogenix employees and agents acting on Zogenix’s behalf to comply with this Agreement and all applicable Legal Requirements in connection with the Promotion of the Product. Zogenix will be accountable for the acts and omissions of the Zogenix Sales Force and its employees and agents to the extent such acts or omissions fail to comply with Zogenix’s obligations under this Agreement.

Section 4.3 Representations to Customers

Each Party shall, in connection with its Promotion of the Product, refrain from making (i) any false or misleading representations to Professionals, customers or others regarding the other Party or the Product or (ii) representations, warranties or guarantees with respect to the specifications, features, or capabilities of the Product that are not consistent with the Promotional Materials, the applicable then-current FDA approved labeling and package insert and applicable Legal Requirements. Each Party shall undertake timely corrective action with respect to any deviations from this Section 4.3, subject to discussion and review by the other Party’s designated regulatory affairs and quality assurance personnel.

Section 4.4 Staffing and Training

(a) Except as otherwise set forth in this Section 4.4, each Party shall be solely responsible for all costs and expenses incurred to train and compensate its Sales Representatives.

(b) Consistent with applicable Legal Requirements, and subject to Sections 4.1(c) and 4.1(d) , as applicable, [***].

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(c) Zogenix and Mallinckrodt shall collaborate on the development and implementation of sales training for the Mallinckrodt Sales Force. Zogenix shall make available a copy of its existing training materials as well as providing reasonably requested training assistance, which may be used by Mallinckrodt for initial and refresher training of the members of the Mallinckrodt Sales Force. Such training materials and training assistance shall address the following matters: disease state, Product knowledge, competitive product knowledge, obligations under this Agreement, coordination with counterparts on the Zogenix Sales Force, administration and other appropriate information.

(d) Subject to Section 5.3 and subject to Zogenix meeting the requirements of Section 4.4(c), Mallinckrodt shall provide training to each member of its Sales Force prior to his or her commencement of Promotion of the Product hereunder to ensure that he or she is properly trained with respect to all matters described in Section 4.4(c) and able to satisfy his or her Promotion responsibilities under this Agreement, which shall include no less than [***] and completion of [***] (the “Initial Sales Force Training Program”). Zogenix sales trainers shall participate in the Initial Sales Force Training Program as and to the extent reasonably requested by Mallinckrodt and [***]. In addition to the Initial Sales Force Training Program, Mallinckrodt shall provide to the members of its Sales Force such reinforcement and refresher training with respect to the Product consistent with such training provided by Zogenix to its Sales Force with the support and assistance of Zogenix, unless otherwise and to the extent mutually agreed. Specifically, if there are material changes in the Product labels and inserts following the Promotion Commencement Date, Mallinckrodt shall provide training materials to each member of its Sales Force with respect to such matters provided Zogenix has made appropriate training materials available to Mallinckrodt.

(e) Mallinckrodt shall only employ Sales Representatives to Promote the Product hereunder who demonstrate a competent knowledge of the Product.

(f) [***], neither Party shall actively recruit or solicit for employment any then-current member of the Sales Force of the other Party or any other staff member of the other Party who is engaged or had been engaged in the Promotion or Detailing of the Product. For the avoidance of doubt, nothing in this Agreement shall limit a Party from engaging in general recruitment through advertisements or recruiting through “head-hunters” so long as the staff members of the other Party are not specifically targeted in such recruitment effort.

Section 4.5 Promotional Materials; Speaker Events

(a) It is the intent of the Parties that, in performing its Promotion obligations hereunder, Mallinckrodt will utilize promotional, advertising, marketing, educational and training materials that have been produced by Zogenix with respect to the Product (“Promotional Materials”). All such materials, whether printed or electronic (including content on the Product Website), shall be deemed Promotional Materials. Promotional Materials may include, by way of example: detailing aids, leave behind educational items, journal advertising, educational programs, formulary binders, appropriate reprints and reprint carriers, product monographs, patient support kits, convention exhibit materials, direct mail, training materials, and scripts for telemarketing and teleconferences.

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(b) All Promotional Materials to be used by Mallinckrodt shall be reviewed and approved by Zogenix’s promotional review committee prior to their use by Mallinckrodt. Zogenix shall provide to Mallinckrodt on a timely basis (i) fully referenced copies of Promotional Materials approved by Zogenix and, (ii) if necessary for review, a prototype of any Promotional Materials approved by Zogenix, in each case ((i) and (ii)), for internal review by Mallinckrodt. Mallinckrodt shall have the right to review any Promotional Materials and Mallinckrodt shall not be required to use any Promotional Materials that are not reviewed by and acceptable to Mallinckrodt’s promotional review committee. If, after its review of any Promotional Materials (including any new materials introduced after the Effective Date or the Promotion Commencement Date), Mallinckrodt believes that changes to any such Promotional Materials are required to meet Legal Requirements or applicable FDA or other regulatory requirements, such proposed changes shall be advanced for determination in accordance with procedures to be established by the Parties.

(c) The Parties shall, through their representatives on the JPT, use commercially reasonably efforts to ensure sufficient quantities of Promotional Materials are made available for use in Promoting the Product and performing their respective obligations hereunder. Zogenix shall provide to Mallinckrodt such quantities of Promotional Materials as reasonably requested by Mallinckrodt in writing and with delivery dates to be mutually agreed between the Parties on a request by request basis; Mallinckrodt shall pay Zogenix for any Promotional Materials delivered to Mallinckrodt pursuant to its written request, within [***]. Mallinckrodt shall be permitted to use in connection with the Promotion of the Product only (i) the Promotional Materials approved under this Agreement by each of Zogenix and Mallinckrodt and (ii) the FDA-approved Product labels and inserts. Mallinckrodt shall use such Promotional Materials only in the form so approved and consistent with the training provided pursuant to Section 4.4 and Mallinckrodt shall not change such Promotional Materials in any way following such approval and training, without the express written consent of Zogenix.

(d) All Promotional Materials shall comply with all applicable Legal Requirements. Notwithstanding anything in this Agreement to the contrary, neither Party shall be required to take any action if such Party reasonably determines that such action would violate applicable Legal Requirements, including any such action involving the use or dissemination of any Promotional Materials or training materials.

(e) The Parties shall at all times during the Term collaborate, through their representatives on the JPT, in determining [***], including [***]. In [***] a [***], Mallinckrodt shall [***] only [***] which are on [***] and shall use only materials previously approved by Zogenix and the promotional review committee of Mallinckrodt.

(f) Subject to this Section 4.5(f), Zogenix shall own all copyrights to all Promotional Materials that are created during the Term (other than those items which are

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subject to Third Party copyrights). Zogenix shall, and does hereby, grant to Mallinckrodt a royalty-free, non-exclusive right and license to use, reproduce and distribute Promotional Materials or any other Product-related materials made available to Mallinckrodt by Zogenix hereunder, in each case solely in conjunction with the Promotion of the Product and the performance of Mallinckrodt’s obligations under this Agreement, which license shall not be sublicensable, assignable or transferable by Mallinckrodt, except in accordance with the terms of Section 2.2.

Section 4.6 Mallinckrodt Call List

The Mallinckrodt Call List may be mutually updated to add Professionals that are not then on the Zogenix Call List [***], in all cases [***] in [***]. For purposes of aiding the Parties in determining which Professionals may be added to the Mallinckrodt Call List, Zogenix shall provide an updated Zogenix Call List to Mallinckrodt periodically on a timely basis. Each proposed update to the Mallinckrodt Call List shall be prepared by the JPT and submitted to the JSC for review and discussion. The JSC shall use all reasonable efforts to review and provide comments to any update to the Mallinckrodt Call List as expeditiously as possible. In the event the JSC is unable, and, failing agreement by the JSC, the Commercial Heads are unable, to agree on any such update to the Mallinckrodt Call List, the last-approved Mallinckrodt Call List shall remain in effect. If Mallinckrodt makes a request for inclusion of new potential Professionals who are not set forth on the Zogenix Call List and who constitute [***] of the number of Professionals on the then-current Mallinckrodt Call List, and the JSC does not allow the new potential Professionals to be included, [***].

Section 4.7 Promotion Reports

Within [***] following the end of each [***], Mallinckrodt shall provide the JSC with a status report, which report will summarize Mallinckrodt’s [***] pursuant to this Agreement for such prior [***] and [***], including: [***].

Section 4.8 Medical Inquiries

Zogenix shall be solely responsible for all medical affairs activities relating to the Product, including medical information support and medical communications and publishing activities, which activities shall be performed by or on behalf of Zogenix at its sole expense. The Parties acknowledge that each Party may receive requests for medical information concerning the Product from members of the medical and paramedical professions and consumers. Zogenix shall have the exclusive right to respond to questions and requests for information about the Product received from such Persons that (i) warrant a response beyond the understanding of the Sales Representative or (ii) are beyond the scope of the Product labels and inserts (each such request, a “PIR”). If PIRs are received by Mallinckrodt, the requests will be referred to Zogenix’s medical information department or any appointed Third Party vendor to which Zogenix has instructed Mallinckrodt in writing to refer PIRs. Zogenix shall also be responsible for responding to PIRs that are not received by Mallinckrodt. Zogenix’s responses to PIRs and its performance of its obligations under this Section 4.8 shall be in compliance with all applicable Legal Requirements and the NDA.

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Section 4.9 Trademarks

(a) The “Zogenix” Trademark must appear on all Promotional Materials that make reference to the Product, to the extent such Promotional Materials would typically contain a company trademark. The “DosePro” Trademarks must appear on all Promotional Materials that make reference to the “DosePro” delivery device incorporated into the Product and the “Sumavel” and “DosePro” Trademarks (or such other FDA-approved Trademarks) must appear on all Promotional Materials that make reference to the Product (or such Trademark). In no event shall Zogenix use or permit or cause to be used in connection with the Product or the Promotion thereof any Trademark other than a Zogenix Trademark, and in the case of any Mallinckrodt Trademark, only any such Mallinckrodt Trademark which is the subject of a Trademark Consent. Zogenix hereby grants to Mallinckrodt a non-exclusive, royalty-free right and license to use the Zogenix Trademarks in the Territory solely in connection with the Promotion of the Product and Mallinckrodt’s performance of its obligations under the Agreement, which license shall not be sublicensable, assignable or transferable except to any Third Party providing Sales Representatives for or acting as the Mallinckrodt Sales Force or in accordance with the terms of Section 2.2. Such license shall expire immediately upon the expiration or termination of this Agreement. Mallinckrodt recognizes Zogenix’s title to the Zogenix Trademarks, and shall not at any time intentionally take or knowingly allow any act or thing which would impair the rights of Zogenix in or to the Zogenix Trademarks. Mallinckrodt acknowledges and agrees that it shall not acquire and shall not claim any title to the Zogenix Trademarks by virtue of the rights granted under this Agreement or through Mallinckrodt’s use of the Zogenix Trademarks hereunder, and that all goodwill generated by Mallinckrodt in connection with the use of the Zogenix Trademarks shall inure to the benefit of Zogenix.

(b) Mallinckrodt hereby grants to Zogenix a non-assignable, non-sublicensable (except to any Third Party providing Sales Representatives for or acting as the Zogenix Sales Force), non-exclusive, royalty-free right and license to use those Mallinckrodt Trademarks in the Territory that are approved in advance in writing by an authorized officer of Mallinckrodt, solely for any specific use related to the Promotion of the Product in the Territory that is approved in such writing (any such approval, a “Trademark Consent”). Such license shall expire immediately upon the expiration or termination of this Agreement. Zogenix recognizes Mallinckrodt’s title to the Mallinckrodt Trademarks, and shall not at any time intentionally take or knowingly allow any act or thing which would impair the rights of Mallinckrodt in or to the Mallinckrodt Trademarks. Zogenix shall not have any right or license to use (and shall not use) any Mallinckrodt Trademarks in connection with the Promotion of the Product or otherwise unless and until a Trademark Consent is obtained for the specific use. Zogenix acknowledges and agrees that it shall not acquire and shall not claim any title to the Mallinckrodt Trademarks by virtue of the rights granted under this Agreement or through Zogenix’s use of the Mallinckrodt Trademarks hereunder, and that all goodwill generated by Zogenix in connection with the use of the Mallinckrodt Trademarks shall inure to the benefit of Mallinckrodt.

(c) Each of Mallinckrodt, with respect to its use of the Zogenix Trademarks, and Zogenix, with respect to its use of the Mallinckrodt Trademarks, will maintain quality standards for all of its uses of the Trademarks of the other Party in connection with the Promotion of the Product that are substantially equivalent to those standards that are (i) used by the owner of such Trademarks in connection with pharmaceutical products, and (ii) communicated by the owner to the other Party in writing and (iii) commercially reasonable.

Section 4.10 Product Website

Zogenix shall maintain a Product website designed with respect to the Promotion of the Product in the Territory (the “Product Website”) and shall implement any changes to the Product Website in accordance with any relevant procedures set forth in Section 4.5 with respect to Promotional Materials. Expenses associated with maintaining and updating the Product Website shall be [***]. Zogenix shall ensure that the Product Website complies with all applicable Legal Requirements.

ARTICLE V

CLINICAL, COMPLIANCE, AND REGULATORY AFFAIRS

Section 5.1 Regulatory Approvals

Zogenix shall use diligent efforts to maintain and continue all Regulatory Approvals for the Product. Mallinckrodt agrees that all Regulatory Approvals, applications therefor and any other submissions to a Governmental Authority with respect to the Product shall be in the name of, and shall be owned by, Zogenix or its designee. During the Term, Zogenix shall provide Mallinckrodt with access, free of charge, to all clinical and non-clinical data related to the Product generated by or on behalf of and owned or otherwise Controlled by Zogenix, whether before or after the Effective Date.

Section 5.2 Compliance with Regulatory Requirements

Unless otherwise required by applicable Legal Requirements or expressly provided by this Agreement, Zogenix will retain exclusive authority over and responsibility for complying with all regulatory requirements and maintaining all contacts with Governmental Authorities with respect to the Product, including the maintenance and updating of the NDA, the development and submission of applications for new formulations, dosage strengths or indications of the Product, the reporting of any Adverse Drug Experiences to the FDA, the compliance of Promotional Materials with FDA rules and regulations, and the filing of Promotional Materials with the FDA.

Section 5.3 Compliance

(a) During the Term, Mallinckrodt, its Affiliates, and its and their employees, agents, representatives, and contractors having any interactions with Health Care Providers with respect to the Product shall comply with applicable Legal Requirements [***].

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(b) During the Term, Zogenix, its Affiliates, and its and their employees, agents, representatives, and contractors having any interactions with Health Care Providers with respect to the Product shall comply with applicable Legal Requirements and [***].

(c) In performing its duties hereunder, each Party shall, and shall cause the Mallinckrodt Sales Force or Zogenix Sales Force, as applicable, its Affiliates, and its and their employees, agents, representatives, and contractors to comply with applicable Legal Requirements. Each Party shall ensure that none of it, its Sales Force, its Affiliates, and its and their employees, agents, representatives and contractors shall offer, pay, solicit or receive any remuneration to or from any Professional in order to induce referrals of or purchase of the Product in violation of applicable Legal Requirements, including anti-kickback Legal Requirements. Mallinckrodt shall train the Mallinckrodt Sales Force and Zogenix shall train the Zogenix Sales Force, each in compliance with applicable Legal Requirements, prior to engaging in Promotion of the Product.

(d) Notwithstanding any other term or condition of this Agreement, neither Party shall be required to participate in, fund, or support any sales or marketing activities that in such Party’s judgment would conflict with or be inconsistent with such Party’s Compliance Materials or any applicable Legal Requirements.

Section 5.4 Communications with Regulatory Authorities

(a) Except to the extent set forth in Section 5.4(b), all communications with Government Authorities concerning the Product shall be the sole responsibility of Zogenix. Zogenix shall, [***] after being sent or received, provide Mallinckrodt with copies of all material communications related to Promotional Materials and Serious Adverse Drug Experiences and shall reasonably and promptly respond to all inquiries by Mallinckrodt relating thereto. Zogenix shall periodically provide Mallinckrodt with a summary of all other communications related to Promotional Materials and Serious Adverse Drug Experiences received, directly or indirectly, by Zogenix, but in no event [***].

(b) Mallinckrodt shall not, without the consent of Zogenix, correspond or communicate with the FDA or with any other Governmental Authority, whether within the Territory or otherwise, concerning the Product, or otherwise take any action concerning any Regulatory Approval under which the Product is sold or any application for Regulatory Approval of the Product; provided that Mallinckrodt shall have the right to do so: (i) if Mallinckrodt believes in good faith that it is necessary to do so to comply with the terms of this Agreement or any Legal Requirement (including state or local Legal Requirements related to Promotional activities undertaken by Mallinckrodt or the Mallinckrodt Sales Force), or (ii) at the request of a Governmental Authority (provided that, where practicable, Mallinckrodt shall have requested that such Governmental Authority communicate with Zogenix instead), and in each such case, ((i) or (ii)), to the extent permitted by Legal Requirements and not prohibited by the Governmental Authority, Mallinckrodt shall give Zogenix notice as soon as reasonably

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practicable of such communication and, to the extent practicable, shall permit Zogenix to accompany Mallinckrodt, take part in any such communications and receive copies of all such communications. Mallinckrodt shall [***] after receipt of any communication from the FDA or from any other Governmental Authority relating to the Product, to the extent so permitted by Legal Requirements and not so prohibited by the FDA or the applicable Governmental Authority, forward a copy of the same to Zogenix and reasonably respond to all inquiries by Zogenix relating thereto. If Mallinckrodt is required by Legal Requirements to communicate with the FDA or with any other Governmental Authority relating to the Product or is requested to do so by the FDA or the Governmental Authority, then Mallinckrodt shall so advise Zogenix, to the extent practicable and permitted by Legal Requirements and not prohibited by the FDA or the Governmental Authority, within [***] and shall provide Zogenix in advance with a copy of any proposed written communication, or a written summary of any proposed oral communication with the FDA or any other Governmental Authority. Mallinckrodt shall comply with any and all reasonable direction of Zogenix concerning any meeting or written or oral communication with the FDA or any other Governmental Authority relating to the Product unless otherwise required by Legal Requirements or otherwise requested by the FDA or the other Governmental Authority.

Section 5.5 Product Complaints

Mallinckrodt shall refer any oral or written Product Complaints which it receives concerning the Product to Zogenix within [***] of its receipt thereof; provided, that all Product Complaints concerning suspected or actual Product tampering, contamination or mix-up shall be delivered within [***] its receipt thereof. Mallinckrodt shall not take any other action in respect of any such Product Complaint without the consent of Zogenix unless otherwise required by applicable Legal Requirements. At Zogenix’s request, Mallinckrodt will reasonably cooperate with Zogenix to resolve any Product Complaints [***]. All Product Complaints shall be directed to the attention of Zogenix’s Vice President, Regulatory Affairs, at Zogenix’s address set forth in Section 13.1 (or to Zogenix’s designated Third Party vendor providing such services to Zogenix, at Zogenix’s request). Zogenix shall regularly provide Mallinckrodt with a summary of all Product Complaints received, directly or indirectly, by Zogenix as reasonably requested by Mallinckrodt, but in no event [***]; provided, however, that Zogenix shall provide Mallinckrodt with all Product Complaints concerning suspected or actual Product tampering, contamination or mix-up within [***] of its receipt thereof.

Section 5.6 Adverse Drug Experience Reports

(a) Mallinckrodt shall notify Zogenix: (i) of all Serious Adverse Drug Experience Reports within [***] of the time such Serious Adverse Drug Experience Report becomes known to Mallinckrodt and (ii) of all Adverse Drug Experience Reports within [***] of the time such Adverse Drug Experience Report becomes known to Mallinckrodt.

(b) Except as may otherwise be required by Legal Requirements, (i) Mallinckrodt shall not disclose any information concerning Adverse Drug Experience Reports or Serious Adverse Drug Experience Reports to any Person or Governmental Authority without

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the prior written consent of Zogenix and (ii) Zogenix shall have the sole discretion to determine whether any Product Complaint, Adverse Drug Experience Report or Serious Adverse Drug Experience Report must be reported to the FDA or any other Governmental Authority.

(c) All follow-up investigations concerning Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports shall be conducted by Zogenix or its appointed Third Party vendor to which Zogenix has delegated such authority. At Zogenix’s request, Mallinckrodt shall provide all reasonable cooperation with any such follow-up investigation. Zogenix shall reimburse Mallinckrodt for its reasonable, out-of-pocket expenses for such cooperation.

(d) Within [***] days of the Effective Date, the Parties will enter into a separate and more detailed pharmacovigilance agreement, consistent with the terms of this Agreement; but in the event of any conflict or inconsistency between the terms of such new agreement and this Agreement, the latter shall prevail in every case. Zogenix shall maintain, at its sole expense, the global safety database relating to the Product, and shall be responsible for complying with all reporting and other applicable Legal Requirements related thereto.

Section 5.7 Recalls or Other Corrective Action

Zogenix shall have sole responsibility for and shall make all decisions with respect to any recall (including recall of packaging and Promotional Materials), market withdrawals, or any other corrective action related to the Product. Zogenix shall [***] with respect to any such actions proposed to be taken by Zogenix in the Territory (and in all events reasonably in advance of the taking of such actions), including [***]. At Zogenix’s request, Mallinckrodt shall provide reasonable assistance to Zogenix in conducting such recall, market withdrawal, or other corrective action (including retrieving Samples distributed by the Mallinckrodt Sales Force to Professionals). [***].

Section 5.8 Assistance

Each Party agrees to provide to the other Party all reasonable assistance, and to take all actions reasonably requested by the other Party, in each case that are reasonably necessary to enable the other Party to comply with any Legal Requirement applicable to the Product in the Territory. Except as otherwise expressly provided herein [***], except to the extent [***].

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ARTICLE VI

MANUFACTURING AND SUPPLY; SALES; PRICING

Section 6.1 Obligations of Zogenix

(a) In accordance with the provisions of this Agreement and all applicable Legal Requirements, Zogenix shall, at its cost and expense, use commercially reasonable efforts to perform or cause to be performed all Product manufacture, labeling, packaging, warehousing, distribution and return, order entry, payment processing, customer services and all other activities to supply and distribute the Product in the Territory.

(b) Zogenix shall use commercially reasonable efforts to ensure Timely Supply [***]. In addition, Zogenix shall use commercially reasonable efforts to maintain during each [***] the appropriate amount of Safety Stock for such [***].

Section 6.2 Mallinckrodt Forecasts; Sample Forecasts

(a) Prior to the Promotion Commencement Date, Mallinckrodt will provide to Zogenix a written non-binding forecast, [***], of the expected Mallinckrodt Call List Dispensed Units during the [***] period beginning with the Promotion Commencement Date, which forecast will be prepared by Mallinckrodt in good faith. At least [***] prior to the beginning of each [***] (beginning with the first [***] after the Promotion Commencement Date), Mallinckrodt shall prepare and provide to Zogenix a written non-binding forecast, [***], of the expected Mallinckrodt Call List Dispensed Units during the [***] period beginning with such [***], which forecast shall be prepared by Mallinckrodt in good faith.

(b) At least [***] prior to the beginning of each [***], Mallinckrodt shall prepare and provide to Zogenix a written non-binding forecast [***] of the expected Mallinckrodt Sample requirements during the [***] period beginning with such [***], which forecast shall be prepared by Mallinckrodt in good faith and consistent with Mallinckrodt’s obligations pursuant to Sections 4.1(f) and 6.5(b) (the “Sample Forecast”).

(c) In the event that in any [***], Zogenix and its Affiliates have insufficient inventory of Product to satisfy Trade Demand, then the Parties shall work in good faith to address such shortfall, including by allowing Safety Stock to temporarily fall below the level required by Section 6.1(b), reallocating Sample production to trade and other such measures as the Parties may agree.

Section 6.3 [***]

(a) [***], Zogenix shall provide to Mallinckrodt [***].

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(b) Zogenix shall promptly (and in no event later than [***] inform Mallinckrodt of [***].

(c) If reasonably requested by either Party, Mallinckrodt and Zogenix shall [***], and [***] to [***].

Section 6.4 Sales; Pricing

Zogenix or its Affiliates shall book all sales of the Product in the Territory and shall be responsible for entering into any contracts and other arrangements with any Person regarding the sale of the Product. Zogenix shall be responsible for establishing and approving the form, content, and terms and conditions of contracts and other arrangements, including any discount, allowance, rebate, chargeback, or other term granted therein. Zogenix shall use commercially reasonable efforts to obtain favorable terms under such contracts.

Section 6.5 Samples

(a) Zogenix shall use commercially reasonable efforts to provide or cause to be provided to Mallinckrodt, as ordered by Mallinckrodt hereunder, samples of the Product that are not for sale and are distributed with no fee associated and are delivered with [***] (“Samples”) to be distributed by Mallinckrodt solely in connection with the performance of Details to Professionals in accordance with this Agreement.

(b) As of the Effective Date, Mallinckrodt has [***] for [***] for delivery during [***]. [***], during [***], Mallinckrodt [***].

(c) Mallinckrodt shall place all Sample Orders, [***], at least [***] in advance of the [***] set forth in such Sample Orders, consistent with its obligations pursuant to Sections 4.1(f) and 6.5(b); provided that if the Sample Orders require [***] more than [***] of the most recent non-binding Sample Forecast during any [***] period, Zogenix shall not be required to deliver such [***] Samples sooner than [***] after receipt of the applicable Sample Order. If requested by Mallinckrodt, subject to the immediately preceding sentence, Zogenix shall use commercially reasonable efforts to deliver Samples prior to the delivery date set forth in the Sample Order. [***] after a Sample Order is received by Zogenix, Zogenix shall be deemed to have accepted such Sample Order provided that such Sample Order complies with the ordering requirements of this Section 6.5.

(d) Zogenix shall deliver all Samples ordered by Mallinckrodt in accordance with Section 6.5(c) to Mallinckrodt [***] by the [***] specified in each Sample Order, and [***]. Zogenix shall invoice Mallinckrodt for each shipment of Samples, at the time of shipment, [***].

(e) Samples supplied by Zogenix to Mallinckrodt shall be used by Mallinckrodt solely in performing Details to Professionals in accordance with this Agreement.

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Upon its receipt of Samples, Mallinckrodt shall be solely responsible for accountability and compliance with the PDMA for the Mallinckrodt Sales Force, and other applicable Legal Requirements relating to the distribution of such Samples by the Mallinckrodt Sales Force, and shall be responsible for adherence by its Sales Representatives to such Legal Requirements. Mallinckrodt shall also be responsible for securing the return and appropriate disposal of and reconciling existing Sample inventories from discontinued Mallinckrodt Sales Representatives and upon the termination or expiration hereof.

Section 6.6 Manufacturing Matters

(a) Zogenix shall promptly inform Mallinckrodt in the event that Zogenix becomes aware of any manufacturing matters which might reasonably be expected to (i) [***], (ii) have an [***], or (iii) otherwise prevent or delay Mallinckrodt in [***].

(b) Notwithstanding the generality of the foregoing, Zogenix agrees to notify Mallinckrodt within [***] after Zogenix has become aware of any event or circumstance related to the manufacture of the Product that would [***] that has been released by Zogenix or that would [***].

ARTICLE VII

COMPENSATION; RECORDKEEPING; AUDITS

Section 7.1 Service Fees and Adjustment Payments

(a) In partial consideration for Mallinckrodt’s performance of its obligations under this Agreement, Zogenix shall pay to Mallinckrodt (i) a service fee (the “Service Fee”) equal to (A) [***] of Mallinckrodt Net Sales for each [***] during [***], and (B) [***] of Mallinckrodt Net Sales for each [***] thereafter, and (ii) any [***] payment required under Section 7.1(d). [***].

(b) Within [***] following the end of each [***], Zogenix shall provide Mallinckrodt with a statement in a mutually agreeable format setting forth: [***], subject to later adjustment pursuant to Section 7.1(d) below.

(c) The Service Fee will be paid to Mallinckrodt within [***] after the end of the [***] and will not be subject to an offset for any payments that may be due hereunder by Mallinckrodt to Zogenix unless the Parties agree otherwise.

(d) No earlier than the [***] following the [***] (or as otherwise agreed by the Parties), Zogenix shall [***]. Such [***]. If Zogenix is required to make a payment to Mallinckrodt to effect such [***], then Zogenix shall provide such payment to Mallinckrodt along with such [***]. If Mallinckrodt is required to make a payment to Zogenix to effect such [***], Mallinckrodt shall make such payment directly to Zogenix within [***] following receipt of the [***]). Zogenix shall provide to Mallinckrodt, along with the [***], all documentation reasonably necessary to explain or support the [***] (as well as such other information as Mallinckrodt shall reasonably request), in a form to be agreed by the Parties.

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(e) If either of the Parties believes that the [***]. The Parties shall discuss in good faith any [***] that are [***].

Section 7.2 Tail Payment

Following the Term, except as set forth in Section 8.4(a), Zogenix shall pay Mallinckrodt an amount equal to [***] of the Mallinckrodt Net Sales [***], which calculation shall be made using the [***] Mallinckrodt Call List and the Net Selling Price for the [***] (such period, the “Tail Period”, such payment, a “Tail Payment”). The Tail Payment will be paid to Mallinckrodt within [***] after the end of the Tail Period, and will not be subject to [***], unless the Parties agree otherwise.

Section 7.3 Maintenance of Records; Audits

(a) Consistent with the requirements of Section 7.3(b) below, each Party shall maintain the following books and records to the extent created consistent with its ordinary and reasonable compliance, operating and accounting procedures, as applicable in any given case:

(i) books and records documenting the Party’s compliance with applicable Legal Requirements and the applicable requirements of Articles IV, V and VI (“Compliance Records”); such Compliance Records shall include the Party’s policies and procedures concerning compliance with applicable Legal Requirements and the requirements of Articles IV, V, and VI then in effect, and records of any investigations and remedial and disciplinary actions taken to address material violations of applicable Legal Requirements or the requirements of Articles IV, V, or VI,

(ii) in the case of Mallinckrodt, books and records documenting Mallinckrodt’s performance of its Promotional efforts hereunder, including books and records documenting (A) the number of individual Sales Representatives Promoting the Product in [***], (B) all Vacancies in the Sales Force Promoting the Product, (C) [***], and (D) [***] with respect to the periods in which these metrics are applicable (“Promotion Records”),

(iii) in the case of Mallinckrodt, books and records documenting Mallinckrodt’s performance of its training obligations hereunder (“Training Records”),

(iv) in the case of Mallinckrodt, books and records documenting Expenses (“Expense Records”),

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(v) in the case of Zogenix, books and records documenting all Sample Orders, Trade Demand, Safety Stock, Sample Orders fulfilled, Product distributed by Zogenix in the Territory, and in the case of Mallinckrodt, books and records documenting all Samples distributed by Mallinckrodt in the Territory (with respect to a Party, its “Volume Records”),

(vi) in the case of Zogenix, books and records documenting gross invoiced sales of Product in the Territory, Deductions, Mallinckrodt Call List Dispensed Units, and Territory Invoiced Units during each [***], and any related adjustments and reconciliations for [***], as well as all documents reflecting Zogenix’s [***] for any items sold or charged by Zogenix to Mallinckrodt hereunder (“Net Sales and Financial Records”), and

(vii) any other books and records of either Party that are reasonably related to performance hereunder and that might be necessary for the determination of whether or not either or both Parties have satisfied their obligations hereunder.

(b) Such books and records shall be maintained for the greater of [***] to which such books and records pertain, and such additional period as is required by applicable Legal Requirements. Such books and records shall be complete and accurate, and maintained, when applicable, in accordance with such Party’s accounting practices, consistently applied. Such books and records shall be maintained in sufficient detail and only for the purpose of enabling a Third Party to verify, in any given circumstance, that a Party has met its obligations hereunder or acted in compliance with the requirements hereof.

(c) Upon [***], such books and records shall be made available for audit during business hours by an independent certified public accounting firm or other appropriate Third Party expert designated by the other Party and reasonably acceptable to the Party being audited for the purposes set forth in Section 7.3(b). Each Party shall cooperate with the audit. A Party may exercise this audit right no more frequently than [***] and no later than [***] following the applicable period of time. The results of any audit shall be shared by the auditing Party with the audited Party.

(d) If the audit concludes that additional payments were owed or that excess payments were made during such period, the owing Party shall pay the additional payments or the receiving Party shall reimburse such excess payments within [***], and such payments will [***] by one Party to the other Party.

(e) The fees and expenses of the auditor shall be borne by the auditing Party; provided, however, that if the audit reveals that the audited Party (i) is or was not in material compliance with Legal Requirements or the requirements of Articles IV, V, or VI or its obligations hereunder, or (ii) has reported or calculated incorrectly expenditures, payments, Expenses, Net Sales figures, Mallinckrodt Net Sales figures, Territory Invoiced Unit figures or Mallinckrodt Call List Dispensed Unit figures, Direct Costs or the adjustments or reconciliations contemplated in Section 7.1, and the amount of such discrepancy resulted in an underpayment of

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at least [***] of the aggregate amount that should have been paid for the period examined with respect to all such adjustments, taking into account any adjustments or reconciliations under Section 7.1, then in either case ((i) or (ii)) the audited Party shall pay the entire amount of the audit fees and expenses.

(f) If the audited Party disputes the audit, such Party promptly shall notify the other Party in writing and the Parties shall use good faith efforts to resolve such dispute. If the Parties are unable to resolve such dispute within [***], an independent accounting firm mutually agreed to by the Parties (the costs of which shall be paid one-half by each Party) shall resolve such dispute and such accounting firm’s resolution shall be final and binding on the Parties. Each Party shall cooperate with such accounting firm’s investigation.

Section 7.4 Payments

Any payments required to be made under this Agreement shall be made in United States dollars via wire transfer of immediately available funds to such bank account as a Party shall designate in writing prior to the date of such payment. All payments shall bear interest from the date due until paid (including any adjustments made as a consequence of audit in accordance with Section 7.3 above, but it is understood that any adjustments made as a consequence of Section 7.3 shall not be deemed amounts due until payable in accordance with the specific payment requirements of Section 7.3(d)) at a rate equal to the [***], as quoted by the Wall Street Journal, New York Edition, on the date such payment was due, or, if less, the maximum rate permitted by applicable law.

ARTICLE VIII

TERM AND TERMINATION

Section 8.1 Term

The term of this Agreement shall commence on the Effective Date and shall continue, unless terminated sooner in accordance with this Article VIII, until June 30, 2014 (the “Initial Term”). The Initial Term shall be extended automatically for additional successive six (6) month periods, absent ninety (90) days prior written notice from either Party to the other Party that it does not want the Initial Term so extended automatically (the Initial Term, as may be extended, the “Term”).

Section 8.2 Early Termination

(a) Mallinckrodt Termination Rights.

(i) Mallinckrodt may terminate this Agreement with sixty (60) days prior written notice to Zogenix in the event that:

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(A) Zogenix makes (i) any changes to [***] to take effect during the Term, (ii) [***] or (iii) [***], and

(B) such changes are not approved by the JSC, and

(C) such changes (x) result in an [***] as compared to the previously applicable [***] and (y) in Mallinckrodt’s reasonable judgment would have [***].

For clarity, [***], including [***] due to [***], shall not give rise to a Mallinckrodt termination right under this Section 8.2(a)(i).

(ii) Mallinckrodt may terminate this Agreement by providing ninety (90) days’ prior written notice to Zogenix pursuant to the last sentence of Section 4.6.

(iii) Mallinckrodt may terminate this Agreement immediately upon written notice to Zogenix in any of the following circumstances: (A) any Governmental Authority takes any action or raises any objection that prevents Mallinckrodt from performing its obligations under this Agreement or makes or would reasonably be expected to make such activity unlawful or would reasonably be expected to subject Mallinckrodt to any penalty or any claim, investigation or similar action, in each case by such Governmental Authority, (B) a Zogenix Supply Failure occurs or (C) a Third Party files an action alleging in writing that the using, making, having made, selling, offering for sale or importing of the Product infringes an issued patent in the Territory controlled by such Third Party.

(b) Zogenix Termination Rights. Zogenix may terminate this Agreement with sixty (60) days’ prior written notice to Mallinckrodt if Mallinckrodt breaches its Mallinckrodt Minimum Sales Effort obligation (and such breach must be described with reasonable specificity in such notice); provided that with respect to the first such breach with respect to which Zogenix has provided notice to Mallinckrodt pursuant to this Section 8.2(b) in any twelve (12) month period, such termination shall not become effective if Mallinckrodt cures the breach within such sixty (60) day notice period. For the avoidance of doubt, with respect to the second or any subsequent breach within any twelve (12) month period with respect to which Zogenix has provided notice to Mallinckrodt pursuant to this Section 8.2(b), the termination shall become effective at the end of such sixty (60) day notice period if, notwithstanding any cure by Mallinckrodt, Zogenix fails expressly to accept any such cure.

(c) Mutual Termination Rights.

(i) Either Party shall have the right to terminate this Agreement immediately upon written notice to the other Party in the event of a large-scale recall or withdrawal of the Product from the Territory resulting from a significant safety risk inherent in the Product and not due to tampering, a remediable manufacturing problem, or other defect that can be cured with respect to the Product manufactured after such risk is discovered.

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(ii) Either Party shall have the right to terminate this Agreement upon thirty (30) days’ prior written notice to the other Party if Mallinckrodt Net Sales fall below the Minimum Net Sales Threshold in any [***] beginning with the [***] ending December 31, 2012. Such notice shall be given within thirty (30) days after the first date on which the Mallinckrodt Net Sales data for the relevant period are provided to Mallinckrodt by Zogenix pursuant to Section 7.1(b). The “Minimum Net Sales Threshold” means an amount equal to [***].

(iii) Either Party shall have the right to terminate this Agreement by providing ninety (90) days’ prior written notice to the other Party in the event of a Change of Control of either Party, which notice must be delivered to the other Party within thirty (30) days after the closing of the transaction constituting a Change of Control or neither Party shall have the right to terminate this Agreement as a result of the occurrence of such Change of Control.

(iv) Either Party shall have the right to terminate this Agreement upon thirty (30) days’ prior written notice to the other Party if a Third Party enters the Territory with a Generic Product.

(v) Except with respect to events giving rise to early termination elsewhere in this Section 8.2, either Party may terminate this Agreement with sixty (60) days’ prior written notice to the other Party in the event of a material failure of the other Party to comply with its material obligations contained in this Agreement (and such failure must be described with reasonable specificity in such notice); provided that such termination shall not become effective if the breaching Party cures such failure within such sixty (60) day period. Notwithstanding the previous sentence, in the case of a material failure of Zogenix to comply with its Safety Stock obligations under Section 6.1(b), Mallinckrodt shall have the right to terminate this Agreement upon ninety (90) days’ prior written notice, and such termination shall not become effective with respect to the first such material failure with respect to such Safety Stock obligations in any twelve (12) month period if Zogenix cures the material failure within such ninety (90) day period. For the avoidance of doubt, with respect to the second or any subsequent material failure with respect to such Safety Stock obligations within any twelve (12) month period with respect to which Mallinckrodt has provided notice to Zogenix pursuant to this Section 8.2(c)(v), the termination shall become effective at the end of such ninety (90) day period, notwithstanding any cure by Zogenix.

(vi) In the event that, during the first full [***] after the expiration of [***] from and after the Promotion Commencement Date, the [***] for the Product in the Territory (as determined from the Third Party Audit) is not equal to or greater than [***], at any time through the end of the [***] after the expiration of [***] from and after the Promotion Commencement Date, either Party shall have the right to terminate this Agreement effective upon ninety (90) days written notice to the other Party unless, within the first sixty (60) days of such notice period, the Parties are able to renegotiate this Agreement and enter into an appropriate amendment hereto or a revised agreement setting forth new economic and other

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terms and conditions meeting their mutual expectations, which renegotiation both Parties will attempt in good faith. If, despite their exercise of good faith efforts, the Parties are unable, within such sixty (60) day period, to enter into a mutually acceptable agreement, this Agreement shall terminate effective on and as of the end of the ninety (90) day notice period.

(vii) To the extent permitted by law, either Party may terminate this Agreement upon written notice to the other Party in the event of (A) the entry of an order for relief under the United States Bankruptcy Code (or any corresponding remedy under successor laws) against the other Party, (B) the filing of a petition by or against the other Party under any bankruptcy, insolvency, or similar law (which petition is not dismissed within sixty (60) days after filing), except Chapter 11 of the United States Bankruptcy Code or any successor statute that permits a corporation to continue its operation while protecting it from creditors, (C) the appointment of a receiver for the other Party’s business or property, or (D) the other Party’s making of a general assignment for the benefit of its creditors.

Section 8.3 Force Majeure

Notwithstanding the provisions of Section 15.8, in the event of a failure of a Party to perform any of its material obligations under this Agreement (including Zogenix’s supply obligations) by reason of a Force Majeure Event for a period of [***] consecutive days, (i) the other Party may terminate this Agreement upon [***] written notice to the non-performing Party, or (ii) the other Party may have this Agreement continue in full force and effect without modification.

Section 8.4 Effect of Termination

(a) In the event of termination by Zogenix of this Agreement pursuant to Sections 8.2(b) or 8.2(c)(v), Zogenix [***]. In all circumstances of expiration or termination, no termination fee, penalty or liquidated damages shall be owed to either Party by the other Party [***].

(b) In the event of termination by Zogenix pursuant to Sections 8.2(b) or 8.2(c)(v), Mallinckrodt [***].

(c) In the event of expiration or termination of this Agreement, (i) Mallinckrodt shall (A) immediately cease all Promotion in the Territory and (B) return all undistributed Samples and undistributed Promotional Materials [***] prior to such termination in an amount not to exceed [***], except in the event of expiration of the Agreement or termination by Zogenix pursuant to Sections 8.2(b) or pursuant to the first sentence of Section 8.2(c)(v)) and (ii) the JSC and the JPT shall immediately be disbanded.

(d) Expiration or termination of this Agreement shall not relieve either Party of any obligations accruing prior to such expiration or termination. The following provisions of this Agreement by their terms continue after the expiration or termination of this

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Agreement: Sections 2.3, 3.5, 4.3, 4.4(f), 4.5(d) (first sentence), 4.5(f) (first sentence), 4.7 (with respect to the final [***]), 4.8, 4.9(a) (last sentence), 4.9(b) (last sentence), 5.4(b), 5.5, 5.6, 5.7 (with respect to Product distributed during the Term), 5.8 (last sentence), 7.1 (until all payments due are made and audit rights hereunder have expired), 7.2, 7.3, 7.4, 9.1 (to the extent necessary to give full effect to any indemnification rights of Mallinckrodt hereunder), 9.2 (to the extent necessary to give full effect to any indemnification rights of Zogenix hereunder), 9.3 (with respect to Product and Samples delivered during the Term), 9.4, 9.5, 10.2, 10.3(b), and this Section 8.4 and Articles I (for interpretational purposes), XI, XII, XIII, XIV and XV. In addition, any other provisions required to interpret and enforce the Parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the interpretation and performance of this Agreement.

(e) Expiration or termination of this Agreement shall be without prejudice to (i) any remedies which any Party may then or thereafter have hereunder or at law or in equity; (ii) a Party’s right to receive any payment accrued under the Agreement prior to the termination date but which became payable thereafter and (iii) either Party’s right to obtain performance of any obligations provided for in this Agreement that survive termination by their terms or by a fair interpretation of this Agreement. Except as expressly set forth herein, the rights to terminate as set forth herein and the consequences of such termination shall be in addition to all other rights and remedies available under this Agreement, at law or in equity, or otherwise.

(f) Upon the expiration or termination of this Agreement pursuant to this Article VIII, each Party shall promptly destroy or delete all embodiments, whether printed or electronic, of the Proprietary Information of the other Party in its control or possession or in the control or possession of its Affiliates, employees, officers, directors, agents, and contractors (including, in the case of Mallinckrodt as the destroying Party, the Promotional Materials), and shall certify to the other Party as to such destruction and deletion. Notwithstanding the foregoing, the destroying Party may keep one copy of such Proprietary Information or materials, as applicable, for archival purposes, and such copies of the foregoing as are required to be kept by Legal Requirements or the Party’s internal compliance policies, consistently applied, will in all cases remain subject to the requirements of Article XII hereof.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

Section 9.1 Representations and Warranties of Zogenix

Zogenix hereby represents and warrants to Mallinckrodt as of the date hereof, and covenants to Mallinckrodt, as follows:

(a) Organization. Zogenix (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and (ii) has all necessary corporate power and corporate authority to own its properties and to conduct its business, as currently conducted.

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(b) Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of Zogenix, have been duly authorized by all necessary corporate proceedings of Zogenix, and this Agreement has been duly executed and delivered by Zogenix.

(c) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not: (i) conflict with or result in a breach of any provision of Zogenix’s organizational documents, (ii) result in a material breach of any material agreement to which Zogenix is Party, (iii) result in a violation of any Order to which Zogenix is subject, (iv) require Zogenix to obtain any material approval or consent from any Governmental Authority or Third Party other than those consents and approvals which have been obtained prior to the date hereof or (v) violate any Legal Requirement applicable to Zogenix in any material respect.

(d) Enforceability. This Agreement constitutes the valid and binding obligation of Zogenix, enforceable against Zogenix in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

(e) Zogenix Intellectual Property. To the knowledge of Zogenix, the manufacture and importation of the Product and the Promotion, offer for sale and sale of the Product in the Territory in accordance with this Agreement do not and will not infringe any patents, Trademarks or other intellectual property rights of any Third Party; provided that Zogenix makes no representation as to the Mallinckrodt Trademarks. Zogenix has not received any actual or threatened written claim or demand from any Third Party alleging that any infringement, violation or misappropriation of such Third Party’s intellectual property rights has occurred as a result of or in connection with the manufacture, use, offer for sale, sale or importation of the Product in the Territory. Zogenix is not aware of any actual, alleged or threatened infringement, violation or misappropriation by a Third Party of any Zogenix intellectual property rights covering the Product or its manufacture, use, offer for sale or sale. Zogenix has not received any actual or threatened written claim or demand from any Third Party alleging invalidity or unenforceability of any patents or patent applications owned or otherwise Controlled by Zogenix covering the Product or its manufacture, use or sale. Zogenix is not aware of the filing by any Third Party of an Abbreviated New Drug Application with respect to the Product that contains a Paragraph IV certification and Zogenix has not received any Paragraph IV Notice.

(f) Litigation. There is no litigation, arbitration proceeding, governmental investigation, action or claims of any kind, pending or, to the knowledge of Zogenix, threatened, by or against Zogenix or any of its Affiliates relating to the Product or its manufacture, importation, use, offer for sale or sale that would reasonably be expected to materially affect Zogenix’s or Mallinckrodt’s ability to perform its obligations hereunder.

(g) Generic Drug Act. Pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a, as it may be amended or supplemented (the “Generic Drug Act”),

(i) none of Zogenix, its Affiliates or, to the knowledge of Zogenix, any Person under its direction or control is currently debarred by the FDA under the Generic Drug Act,

(ii) none of Zogenix, its Affiliates or, to the knowledge of Zogenix, any Person under its direction or control is currently using or will use in any capacity in connection with the Product any Person that is debarred by FDA under the Generic Drug Act, and

(iii) there have been no convictions of Zogenix, its Affiliates, or, to the knowledge of Zogenix, any Person under its direction or control for any of the types of crimes set forth in the Generic Drug Act within the five (5) years prior to the Effective Date.

(h) Legal Requirements. None of Zogenix, its Affiliates or, to the knowledge of Zogenix, any Person under its direction or control is currently or has been excluded from a federal or state health care program under Sections 1128 or 1156 of the Social Security Act, 42 U.S.C. §§ 1320a-7, 1320c-5 as it may be amended or supplemented. None of Zogenix, its Affiliates or, to the knowledge of Zogenix, any Person under its direction or control is otherwise currently excluded or has otherwise been excluded from contracting with the federal government. None of Zogenix, its Affiliates or, to the knowledge of Zogenix, any Person under its direction or control is otherwise currently or has otherwise been excluded, suspended or debarred from any federal or state program. Zogenix shall immediately notify Mallinckrodt if, at any time during the Term, (x) Zogenix or its Affiliates is convicted of an offense that would subject Zogenix or Mallinckrodt to exclusion, suspension or debarment from any federal or state program, or (y) Zogenix becomes aware that any Person under the direction or control of Zogenix or its Affiliates is convicted of an offense that would subject Zogenix or Mallinckrodt to exclusion, suspension or debarment from any federal or state program.

(i) [***]

Section 9.2 Representations and Warranties of Mallinckrodt

Mallinckrodt hereby represents and warrants to Zogenix as of the date hereof, and covenants to Zogenix, as follows:

(a) Organization. Mallinckrodt (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and (ii) has all necessary corporate power and corporate authority to own its properties and to conduct its business, as currently conducted.

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(b) Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of Mallinckrodt, have been duly authorized by all necessary corporate proceedings of Mallinckrodt, and this Agreement has been duly executed and delivered by Mallinckrodt.

(c) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not: (i) conflict with or result in a breach of any provision of Mallinckrodt’s organizational documents, (ii) result in a material breach of any material agreement to which Mallinckrodt is Party, (iii) result in a violation of any Order to which Mallinckrodt is subject, (iv) require Mallinckrodt to obtain any material approval or consent from any Governmental Authority or Third Party other than those consents and approvals which have been obtained prior to the date hereof or (v) violate any Legal Requirement applicable to Mallinckrodt in any material respect.

(d) Enforceability. This Agreement constitutes the valid and binding obligation of Mallinckrodt, enforceable against Mallinckrodt in accordance with its terms, subject to bankruptcy reorganization, insolvency, and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

(e) Mallinckrodt Trademarks. To the knowledge of Mallinckrodt, the use of the Mallinckrodt Trademarks in accordance with this Agreement will not infringe any trademarks or other intellectual property rights of any Third Party.

(f) Litigation. There is no litigation, arbitration proceeding, governmental investigation, action or claims of any kind, pending or, to the knowledge of Mallinckrodt, threatened, by or against Mallinckrodt or any of its Affiliates that would reasonably be expected to materially affect Mallinckrodt’s ability to perform its obligations hereunder.

(g) Generic Drug Act. Pursuant to the Generic Drug Act,

(i) none of Mallinckrodt, its Affiliates or, to the knowledge of Mallinckrodt, any Person under its direction or control is currently debarred by the FDA under the Generic Drug Act,

(ii) none of Mallinckrodt, its Affiliates or, to the knowledge of Mallinckrodt, any Person under its direction or control is currently using or will use in any capacity in connection with the Product any Person that is debarred by FDA under the Generic Drug Act, and

(iii) there have been no convictions of Mallinckrodt, its Affiliates or, to the knowledge of Mallinckrodt, any Person under its direction or control for any of the types of crimes set forth in the Generic Drug Act within the five years prior to the Effective Date.

(h) Legal Requirements. None of Mallinckrodt, its Affiliates or, to the knowledge of Mallinckrodt, any Person under its direction or control is currently excluded or has been from a federal or state health care program under Sections 1128 or 1156 of the Social Security Act, 42 U.S.C. §§ 1320a-7, 1320c-5 as it may be amended or supplemented. None of Mallinckrodt, its Affiliates or, to the knowledge of Mallinckrodt, any Person under its direction or control is otherwise currently excluded or has otherwise been excluded from contracting with the federal government. None of Mallinckrodt, its Affiliates or, to the knowledge of Mallinckrodt, any Person under its direction or control is otherwise currently or has otherwise been excluded, suspended or debarred from any federal or state program. Mallinckrodt shall immediately notify Zogenix if, at any time during the Term, (x) Mallinckrodt or its Affiliates is convicted of an offense that would subject Mallinckrodt or Zogenix to exclusion, suspension or debarment from any federal or state program, or (y) Mallinckrodt becomes aware that any Person under the direction or control of Mallinckrodt or its Affiliates is convicted of an offense that would subject Mallinckrodt or Zogenix to exclusion, suspension or debarment from any federal or state program.

Section 9.3 Product Warranty

Zogenix warrants to Mallinckrodt that:

(a) at the time of delivery of all Product (excluding Samples delivered to Mallinckrodt hereunder) by or on behalf of Zogenix to a Third Party (including any delivery to a 3PL or any delivery by a 3PL on behalf of Zogenix to a wholesaler, other distributor or retailer), (i) such Product will be in conformity with the applicable specifications therefor and the NDA, (ii) such Product will have been manufactured in compliance with cGMP and all other applicable Legal Requirements, (iii) such Product will have been manufactured in facilities that are in compliance with all applicable Legal Requirements at the time of such manufacture (including applicable inspection requirements of FDA and other Governmental Authorities), (iv) such Product will not be adulterated or misbranded under the Act, (v) such Product may be introduced into interstate commerce pursuant to the Act and (vi) the expiration date of such Product shall be no earlier than [***] after the date of delivery thereof, and

(b) at the time of delivery of all Samples to Mallinckrodt hereunder, (i) such Samples will be in conformity with the applicable specifications therefor and the NDA, (ii) such Samples will have been manufactured in compliance with cGMP and all other applicable Legal Requirements, (iii) such Samples will have been manufactured in facilities that are in compliance with all applicable Legal Requirements at the time of such manufacture (including applicable inspection requirements of FDA and other Governmental Authorities), (iv) such Samples will not be adulterated or misbranded under the Act, (v) such Samples may be introduced into interstate commerce pursuant to the Act and (vi) the expiration date of such Samples shall be no earlier than [***] after the date of delivery, unless otherwise agreed in writing by Mallinckrodt .

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Section 9.4 Zogenix Disclaimer

EXCEPT AS EXPRESSLY PROVIDED HEREIN, ZOGENIX DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE PRODUCT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

Section 9.5 Mallinckrodt Disclaimer

EXCEPT AS EXPRESSLY PROVIDED HEREIN, MALLINCKRODT DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

ARTICLE X

INTELLECTUAL PROPERTY MATTERS

Section 10.1 Intellectual Property Prosecution and Maintenance

Zogenix shall, at its own expense, use commercially reasonable efforts to prosecute and maintain all Zogenix intellectual property in the Territory (including patents, the Zogenix Trademarks and any copyrights associated with the Promotional Materials) related to the Product or its manufacture, use, offer for sale or sale. Zogenix shall [***] regarding the ongoing prosecution and maintenance of Zogenix patents to the extent they relate to the Product or its manufacture, use or sale in the Territory, including all office actions and notices of allowance.

Section 10.2 Ownership

Zogenix shall own all intellectual property rights in and to the regulatory and clinical data (but not commercial data generated in the course of performance hereunder) or other inventions and improvements incorporated into the Product, including any such inventions and improvements related to the “DosePro” delivery device incorporated into the Product, in each case conceived or reduced to practice by either Party pursuant to this Agreement. In addition, during the Term and [***], Mallinckrodt shall [***]. Each Party shall own all intellectual property rights with respect to commercial data generated by or on behalf of it in the course of performance hereunder.

Section 10.3 Infringement

(a) If either Party shall learn of a claim or assertion that the manufacture, use or sale of the Product in the Territory infringes or otherwise violates the intellectual property rights of any Third Party or that any Third Party violates the intellectual property rights owned or Controlled by (i) Zogenix in the Product or the Zogenix Trademarks in the Territory or (ii) Mallinckrodt in the Mallinckrodt Trademarks, then the Party becoming so

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informed shall promptly, but in all events within [***] thereof, notify the other Party to this Agreement of the claim or assertion. In the event Zogenix receives a notice under Paragraph IV of the U.S. Federal Drug Price Competition and Patent Term Restoration Act of 1984, as amended, also known as the Hatch-Waxman Act, with respect to the Product, Zogenix shall provide Mallinckrodt with written notice of such Paragraph IV notice [***] (each, a “Paragraph IV Notice”).

(b) In the event of any infringement of Zogenix patent rights related to the Product or its manufacture, use or sale, or the Zogenix Trademarks in the Territory, which infringement involves a product that could or does compete with the Product or could adversely affect the Parties’ interests in the Product under this Agreement, Zogenix shall, in its sole discretion determine to take the appropriate legal action (as to any Party to redress a Third Party infringement, an “Enforcement Action”), if any. In the event such an Enforcement Action is initiated, Zogenix shall use commercially reasonable efforts to prosecute such matter and shall [***]. At Zogenix’s reasonable request, Mallinckrodt shall cooperate fully with Zogenix with respect to any such Enforcement Action, and Zogenix shall [***]. Any recovery received as a result of any Enforcement Action [***], and any amounts remaining thereafter allocable as compensation for [***] during the Term shall be [***] to Mallinckrodt and [***] to Zogenix.

(c) In the event of an Enforcement Action by Mallinckrodt with respect to any Mallinckrodt Trademark, at Mallinckrodt’s reasonable request, Zogenix shall cooperate fully with Mallinckrodt with respect to any such Enforcement Action, and Mallinckrodt shall reimburse Zogenix for its reasonable out-of-pocket expenses incurred in providing such cooperation. Any recovery achieved by Mallinckrodt with respect to such Enforcement Action shall be solely for the account of Mallinckrodt.

ARTICLE XI

INDEMNIFICATION; LIMITS ON LIABILITY

Section 11.1 Indemnification

(a) Subject to the applicable provisions of this Article XI, each Party (each, an “Indemnifying Party”) shall defend, at its own expense, indemnify and hold harmless the other Party (the “Indemnified Party”) and its Affiliates, and its and their respective directors, officers, employees, agents, Sales Representatives and other representatives (collectively, the “Indemnified Persons” of the Indemnified Party), from and against any and all damages, liabilities, losses, costs, and expenses, including reasonable attorneys’ fees and reasonable expert fees and expenses (“Loss”) arising out of any Third Party claim, suit or proceeding (“Claim”) brought against the Indemnified Party or its Indemnified Persons to the extent such Claim arises out of or relates to (i) any breach or violation by the Indemnifying Party of, or failure to perform by the Indemnifying Party of, any representation, warranty, covenant or other obligation in this Agreement, unless waived in writing by the Indemnified Party, (ii) the negligence or willful misconduct of the Indemnifying Party or any of its Indemnified Persons or its Third Party

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contractors (including Third Party manufacturers or suppliers), (iii) any violation of applicable Legal Requirements by the Indemnifying Party or any of its Indemnified Persons or its Third Party contractors (including Third Party manufacturers or suppliers) and (iv) any actions of the Indemnifying Party’s Sales Force or scientific liaisons, including any false or misleading representations to Professionals, customers or others regarding the Indemnified Party or the Product or any Promotion by the Sales Representatives of the Indemnifying Party for “off-label” indications; excluding, in each case (i.e., (i), (ii), (iii) and (iv)), any Loss for which the Indemnified Party has an obligation to indemnify the Indemnifying Party or its Indemnified Persons pursuant to this Section 11.1, as to which Loss each Party shall indemnify the other to the extent of their respective liability for such Loss.

(b) In addition, Zogenix shall defend, at its own expense, indemnify, and hold harmless Mallinckrodt and its Indemnified Persons, from and against Losses arising out of Claims brought against Mallinckrodt or its Indemnified Persons to the extent such Claim arises out of or relates to (i) any claim made by any Person that the manufacture, use, sale or offer for sale of the Product infringes or misappropriates the patent, trademark or other intellectual property rights of such Person, except with respect to any claim relating to the Mallinckrodt Trademarks, (ii) any claim for products liability with respect to the Product (e.g., any Claim alleging that the use of the Product has caused any Adverse Drug Experience, Serious Adverse Drug Experience or other injury, or that the labeling of the Product fails properly or fully to warn users or prescribers of the risks associated with use of the Product), regardless of the legal theory upon which any such claim is based and except to the extent liability is caused by a breach by Mallinckrodt of Sections 4.3 or 5.3(a) (and in the event any claim is caused in part by Mallinckrodt’s breach of Sections 4.3 or 5.3(a), each Party shall indemnify the other to the extent of their respective liability for Loss associated with such claim), (iii) without limitation of clause (ii), any claim based on death, personal injury or property damage arising out of the manufacture of the Product by or on behalf of Zogenix (including such manufacture of supply by Third Party manufacturers or suppliers), except to the extent liability is caused by a breach by Mallinckrodt of Sections 4.3 or 5.3(a) (and in the event any claim is caused in part by Mallinckrodt’s breach of Sections 4.3 or 5.3(a) each Party shall indemnify the other to the extent of their respective liability for Loss associated with such claim), (iv) any claim alleging that the Promotional Materials make false, misleading, unlawful or unsupported claims about the Product or otherwise violate applicable Legal Requirements and (v) any decision taken hereunder with respect to which Zogenix or its officers or representatives had final decision-making authority, including those disputes over the determination of WAC or the amount of Deductions, which disputes are to be resolved pursuant to Section 3.5(ii).

(c) The Indemnified Party shall promptly notify the Indemnifying Party in writing of any Claim and shall give the Indemnifying Party full information and assistance in connection therewith. The Indemnifying Party’s obligation to defend, indemnify and hold harmless any Indemnified Person shall be reduced or eliminated to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in prejudice to the Indemnifying Party. The Indemnifying Party shall have the sole right to control the defense and the sole right to settle or compromise the Claim, except that the prior written consent of the Indemnified Party shall be required in connection with any settlement or compromise that could (i) place any obligation on or require any action on the part of the Indemnified Party or its Indemnified Persons, or (ii) admit or imply any liability or wrongdoing on the part of the Indemnified Party or its Indemnified Persons. Notwithstanding the foregoing, the Indemnified Party may participate in such defense through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.

Section 11.2 Consequential Damages

NEITHER MALLINCKRODT NOR ZOGENIX, NOR THEIR RESPECTIVE AFFILIATES, NOR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS (OR THE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS OF THEIR AFFILIATES) SHALL HAVE ANY LIABILITY TO THE OTHER PARTY (OR TO THE OTHER PARTY’S AFFILIATES OR ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS) FOR ANY PUNITIVE DAMAGES, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, RELATING TO OR ARISING FROM THIS AGREEMENT, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF SUCH DAMAGES MAY HAVE BEEN REASONABLY FORESEEABLE; PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY (A) IN THE CASE OF EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 11.1, OR (B) IN THE CASE OF FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ARTICLE XII

CONFIDENTIALITY AND PUBLICITY

Section 12.1 Proprietary Information

A Party receiving Proprietary Information from the other, directly or indirectly, will treat such Proprietary Information as confidential, will use such Proprietary Information only for the purposes of this Agreement, and will not disclose, and will take all reasonable precautions to prevent the disclosure of, such Proprietary Information to (i) any of its Affiliates or its or their officers, directors, managers, equity holders, employees, agents, representatives or consultants, except those who reasonably need to know such Proprietary Information in order for such Party to exercise its rights or fulfill its obligations under this Agreement and who are bound by a like obligation of confidentiality or (ii) to Third Parties. In protecting the Proprietary Information of the disclosing Party from improper use of disclosure, the receiving Party shall use at least the same degree of care that it employs in protecting its own similar information, but in any event no less than a reasonable degree of care.

Section 12.2 Disclosures Required by Law

If a Party that is the recipient of Proprietary Information of the other Party is required under applicable Legal Requirements to disclose such Proprietary Information (i) to any Governmental Authority to obtain any Regulatory Approval for the Product, (ii) in connection with bona fide legal process (including in connection with any bona fide dispute hereunder) or (iii) under the rules of the securities exchange upon which its securities are traded, then the recipient Party may do so only if (A) it limits disclosure of the Proprietary Information only to that information required to be disclosed, (B) it limits disclosure to that purpose, and (C) except in the case of clause (ii) in circumstances involving a bona fide dispute hereunder, it gives the disclosing Party, if practicable under the circumstances, prompt written notice of any instance of such a requirement in reasonable time for the disclosing Party to attempt to object to or to limit such disclosure. With respect to disclosures required under applicable Legal Requirements, the recipient Party shall cooperate with the disclosing Party as reasonably requested thereby, consistent with such Legal Requirements.

Section 12.3 Publicity

The Parties have agreed upon the form and content of a press release(s) to be issued promptly following the execution of this Agreement. Once such press release(s) or any other written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement (if such contents remain accurate and not misleading) without the further approval of the other Party. Any other publicity, news release, public comment or other public announcement, whether to the press, to stockholders, or otherwise, relating to this Agreement, including activities conducted hereunder, shall first be reviewed and approved by both Parties (such approval not to be unreasonably withheld or delayed), except no such approval shall be required for such publicity, news release, public comment or other public announcement which, in accordance with the advice of legal counsel to the Party making such disclosure, is required by law or for appropriate market disclosure. For clarity, any Party making any announcement which is required by law will, unless prohibited by law, give the other Party an opportunity to review the form and content of such announcement and comment before it is made, and shall, if possible under applicable circumstances, provide the other Party [***] advance written notice of any such announcement. The Parties shall work together to coordinate filings with governmental agencies, including the United States Securities and Exchange Commission, as to the contents and existence of this Agreement as the Parties shall reasonably deem necessary or appropriate, and each Party shall provide the other Party an opportunity to comment on any proposed filings, including redactions proposed thereto.

Section 12.4 Survival

The provisions of this Article XII shall survive termination of this Agreement and shall remain in effect until a date [***] after the expiration or termination of this Agreement.

ARTICLE XIII

NOTICES

Section 13.1 Notices

Subject to Section 3.4(e) (governing certain communications relating to the day-to-day business of a Committee), all notices required or permitted hereunder shall be given in writing and sent by facsimile transmission (with a copy sent by first-class mail), mailed postage prepaid by certified or registered mail (return receipt requested), sent by a nationally recognized express courier service, or hand-delivered at the addresses below or to such other address as the addressee shall have last furnished to the addressor in a manner consistent with the requirements of this Section 13.1:

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If to Zogenix:

Zogenix, Inc.

12400 High Bluff Drive

Suite 650

San Diego, CA 92130

Attention: Chief Financial Officer

Fax No: (858) 259-1166

With a copy to (which shall not constitute notice hereunder):

Latham & Watkins LLP

12636 High Bluff Drive

Suite 400

San Diego, CA 92130

Attention: Faye H. Russell

Fax No: (858) 523-5450

If to Mallinckrodt:

Mallinckrodt LLC

675 McDonnell Boulevard

Hazelwood, MO 63042

Attention:

Fax No:

With a copy to (which shall not constitute notice hereunder):

Mallinckrodt LLC

675 McDonnell Boulevard

Hazelwood, MO 63042

Attention: C. Stephen Kriegh, VP-Legal

Fax No: (314) 654-7181

All notices shall be deemed made upon receipt by the addressee.

ARTICLE XIV

INSURANCE

Section 14.1 Insurance

(a) During the Term and for a period of [***] after any expiration or termination of this Agreement, each Party shall obtain and maintain at its own expense from an insurance company rated [***] (i) a commercial general liability insurance policy or policies with minimum limits of [***] and [***] on an annual basis, and (ii) a product liability insurance policy or policies with minimum limits of [***] and [***] on an annual basis. Such policies shall, as applicable to a Party and its obligations under Article XI (but, for clarity, not in limitation of any such obligations), include protection against claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Product or any material used in connection therewith or any use thereof. Notwithstanding the foregoing, either Party may satisfy its obligations under this Section 14.1, in whole or in part, through a program of self-insurance that is reasonably satisfactory to the other Party; provided that at the request of the other Party, such Party shall provide reasonably satisfactory evidence of the nature of its self-insurance program. If one Party reasonably determines that the other Party’s program of self insurance is not satisfactory, the Parties will meet to address any issues and concerns.

(b) Each Party shall furnish, at the request of the other Party, a certificate of insurance evidencing that such insurance is in effect. Each Party will provide the other Party [***] days’ prior written notice of cancellation or non-renewal in the insurance required by this Agreement. Neither Party’s liability to the other is in any way limited to the extent of its insurance coverage.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Dispute Resolution

(a) The Parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations and, where specifically provided for, in accordance with any specific provisions for dispute resolution set forth elsewhere in this Agreement with respect to any particular matter or Section hereof. If a controversy or claim should arise hereunder, and if a dispute resolution provision is not otherwise provided herein for settlement of such controversy or claim, appropriate representatives of the Parties will confer at least once and will attempt to resolve the matter. Except as specifically provided elsewhere in this Agreement, if the matter has not been resolved within [***] of their first meeting, the representatives shall refer the matter to appropriate Commercial Officers. If the matter has not been resolved within [***] after referral to the Parties’ Commercial Officers, any controversy or claim arising out of or relating to this Agreement may be settled as set forth in Section 15.1(b) set forth immediately below, if both Parties agree.

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(b) If and as the Parties agree to submit any dispute to arbitration which has not been resolved as set forth in Section 3.5 or any other relevant provision hereof, such dispute shall be settled by binding arbitration in accordance with the Judicial Arbitration and Mediation Services (“JAMS”) Comprehensive Arbitration Rules and Procedures, as such rules may be modified by this Section 15.1(b) or by agreement of the Parties. The Parties shall mutually select a single independent, conflict-free arbitrator, who shall have sufficient background and experience to resolve the matter in dispute. If the Parties are unable to reach agreement on the selection of the arbitrator within [***] after submission of a dispute to arbitration, then either or both Parties shall immediately request JAMS to select an arbitrator with the requisite background, experience and expertise. Notwithstanding the applicable JAMS rules, (i) the arbitrator shall resolve the dispute as expeditiously as reasonably possible, and in any event no later than [***] following referral of the dispute to the arbitrator and (ii) the arbitrator shall resolve the dispute in a manner that is fair and reasonable to the Parties in light of the totality of the circumstances and the terms of this Agreement. The place of arbitration shall be [***], and all proceedings and communications shall be in English. Either Party may apply to the arbitrator for interim injunctive relief or may seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the matter pursuant to this Section 15.1(b). The Parties shall have the right to be represented by counsel. Any judgment or award rendered by the arbitrator shall be final and binding on the Parties, and shall be governed by the terms and conditions hereof, including the limitation on damages set forth in Section 11.2. The Parties agree that such a judgment or award may be enforced in any court of competent jurisdiction. The statute of limitations of the [***] applicable to the commencement of a lawsuit shall apply to the commencement of arbitration under this Section 15.1(b). Each Party shall bear its own costs and expenses and attorneys’ fees and, unless otherwise agreed by the Parties or determined by the arbitrator, the Party that does not prevail in the arbitration proceeding shall pay the arbitrator’s fees and any administrative fees of arbitration. All proceedings and decisions of the arbitrator(s) shall be deemed Proprietary Information of each of the Parties, and shall be subject to Article XII. For the avoidance of doubt, disputes arising on issues within the jurisdiction of a Committee shall be resolved in accordance with the procedures set forth in Section 3.5, and any dispute arising hereunder for which there is a specific dispute resolution procedure provided herein which is expressly intended to be final shall only be settled by application of such procedure and not by resort to the dispute resolution procedures set forth in this Section 15.1.

Section 15.2 Headings

The titles, headings or captions and paragraphs in this Agreement are for convenience only and do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions and therefore shall not be considered in the interpretation, construction or application of this Agreement.

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Section 15.3 Severability

Should one or more provisions of this Agreement be or become invalid or unenforceable, the Parties hereto shall substitute, by mutual consent, valid and enforceable provisions for such invalid or unenforceable provisions which new provisions, in their economic and other effects, are sufficiently similar to the invalid or unenforceable provisions that it can be reasonably assumed that the Parties would have originally entered into this Agreement with such new provisions. In case such new provisions cannot be agreed upon, the invalidity or unenforceability of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole or the validity of any portions hereof, unless the invalid or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that one or both of the Parties would not originally have entered into this Agreement without such invalid or unenforceable provisions.

Section 15.4 Entire Agreement

This Agreement, together with the schedules and exhibits hereto and the documents referred to herein, all of which are incorporated by reference, contains all of the terms agreed to by the Parties regarding the subject matter hereof and supersedes any prior agreements, understandings or arrangements between them, whether oral or in writing. For the avoidance of doubt, the Confidentiality Agreement is superseded with respect to the subject matter hereof.

Section 15.5 Amendments

This Agreement may not be amended, modified, altered or supplemented except by means of a written agreement or other instrument executed by both of the Parties hereto. No course of conduct or dealing between the Parties will act as a modification or waiver of any provisions of this Agreement.

Section 15.6 Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed an original as against the Party whose signature appears thereon, but all of which taken together will constitute but one and the same instrument.

Section 15.7 Waiver

The failure of either Party to enforce or to exercise, at any time or for any period of time, any term of or any right arising pursuant to this Agreement does not constitute, and will not be construed as, a waiver of such term or right, and will in no way affect that Party’s right later to enforce or exercise such term or right or to enforce or insist upon performance of any other provision hereof.

Section 15.8 Force Majeure

(a) In the event of any failure or delay in the performance by a Party of any obligation under this Agreement due to events beyond the reasonable control of such

Party (such as, for example, fire, explosion, strike, inability to obtain transportation, fuel, or power, accident, act of God, declared or undeclared wars, or acts of terrorism) (a “Force Majeure Event”), then such Party shall have such additional time to perform as shall be reasonably necessary under the circumstances. For clarity, a Force Majeure Event shall not include a failure to commit sufficient resources, financial or otherwise, to the performance of obligations under this Agreement or general market or economic conditions not accompanied by circumstances of the type described in the first sentence of this Section 15.8. In the event of such failure or delay, the affected Party will use its diligent efforts, consistent with sound business judgment and to the extent permitted by Legal Requirements, to correct and mitigate such failure or delay as expeditiously as possible. In the event that a Party is unable to perform by a reason described in this Section 15.8, its obligation to perform under the affected provision of this Agreement shall be suspended during such time of nonperformance.

(b) Neither Party shall be liable hereunder to the other Party nor shall be in breach for failure to perform its obligations caused by a Force Majeure Event unless and to the extent it fails to comply with its obligations under the third sentence of Section 15.8(a) above and, further, as long as the occurrence of any Force Majeure Event is not itself the result of any acts or omissions to act by a Party so affected that do not themselves constitute a Force Majeure Event. In the case of any such Force Majeure Event, the affected Party shall promptly, but in no event later than [***] after its occurrence, notify the other Party stating the nature of the condition, its anticipated duration, and any action being taken to avoid or minimize its effect. Furthermore, the affected Party shall keep the other Party informed of the efforts to resume performance. After [***] of such inability to perform, the Parties shall meet and discuss in good faith how to proceed.

Section 15.9 Successors and Assigns

Subject to Section 15.10, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns permitted under this Agreement.

Section 15.10 Assignment

(a) This Agreement and the rights granted herein shall not be assignable (or otherwise transferred) by either Party hereto without the prior written consent of the other Party. Any attempted assignment without consent shall be void. Notwithstanding the foregoing, a Party may transfer, assign or delegate its rights and obligations under this Agreement without consent to (i) an Affiliate reasonably capable of performing such Party’s obligations under this Agreement, or (ii) a successor to all or substantially all of its business or assets of the assigning Party to which this Agreement relates, whether by sale, merger, consolidation, acquisition, transfer, operation of law or otherwise. [***]. For the avoidance of doubt, any such assignment in connection with a Change of Control, whether permitted or not hereunder, shall not affect the right of any Party to terminate this Agreement as a consequence of a Change of Control of either Party pursuant to and in accordance with Section 8.2(c)(iii).

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(b) In connection with (i) any assignment pursuant to this Section 15.10 of this Agreement or any of the rights granted herein, or (ii) any subcontract permitted hereunder, the assignor or Party subcontracting shall ensure that the assignee or subcontractor represents and warrants the matters set forth (x) in Sections 9.1(g) and 9.1(h) (in substantially the same form as set forth in Sections 9.1(g) and 9.1(h)) where Zogenix (or one of its successors or assigns) is the assignor or subcontracting Party, or (y) in Sections 9.2(g) and 9.2(h) (in substantially the same form as set forth in Sections 9.2(g) and 9.2(h)), where Mallinckrodt (or one of its successors or assigns) is the assignor or subcontracting Party. Neither Party shall engage any Third Party appearing on the FDA’s debarment list or the list of excluded individuals/entities of the Office of Inspector General of the Department of Health and Human Services to perform, or assist such Party in the performance of, its obligations under this Agreement, and each Party shall review each such list prior to so engaging any Third Party.

Section 15.11 Construction

The Parties acknowledge and agree that: (i) each Party and its representatives have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision and (ii) the terms and provisions of this Agreement will be construed fairly as to each Party hereto and not in favor of or against either Party regardless of which Party was generally responsible for the preparation or drafting of this Agreement. Unless the context of this Agreement otherwise requires: (v) words of any gender include each other gender, (w) words using the singular or plural number also include the plural or singular number, respectively, (x) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement, (y) the terms “Article,” “Section,” “Exhibit,” “Schedule,” or “clause” refer to the specified Article, Section, Exhibit, Schedule, or clause of this Agreement, and (z) the term “including” or “includes” means “including without limitation” or “includes without limitation.” Whenever this Agreement refers to a number of days, such number shall refer [***].

Section 15.12 Governing Law

This Agreement will be construed under and in accordance with, and governed in all respects by, the laws of the State of New York, without regard to its conflicts of law principles.

Section 15.13 Equitable Relief

Each Party acknowledges that a breach by it of its obligations under Section 2.3, and Article XII may not reasonably or adequately be compensated in damages in an action at law, and that such a breach may cause the other Party irreparable injury and damage. By reason thereof, each Party agrees that the other Party is entitled to seek, in addition to any other remedies it may have under this Agreement or otherwise, preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of such Section and Article of this Agreement by the other Party; provided, however, that no specification in this Agreement of a specific legal or equitable remedy will be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach. Each Party agrees

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

that the existence of any claim, demand or cause of action of it against the other Party, whether predicated upon this Agreement, or otherwise, will not constitute a defense to the enforcement by the other Party, or its successors or assigns, of the covenants contained in this Agreement.

Section 15.14 Relationship Between Parties

The Parties hereto are acting and performing as independent contractors, and nothing in this Agreement creates the relationship of partnership, joint venture, sales agency, or principal and agent. Neither Party is the agent of the other, and neither Party may hold itself out as such to any other Person. All financial obligations associated with each Party’s business will be the sole responsibility of such Party.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate effective on the day and year first above written.

ZOGENIX, INC.

/s/ Roger Hawley
By:	Roger Hawley
Its:	C.E.O.

MALLINCKRODT LLC

/s/ Peter Edwards
By:	Peter Edwards
Its:	VP and General Counsel